UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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KVH INDUSTRIES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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KVH Industries, Inc.

Notice of Annual Meeting of Stockholders

to be held on May 29, 2013

and

Proxy Statement

IMPORTANT

Please mark, sign and date your proxy

and promptly return it in the enclosed envelope or

vote your proxy over the Internet or by telephone.

This proxy statement and form of proxy are first being mailed to stockholders on or about April 26, 2013.

KVH Industries, Inc.

50 Enterprise Center

Middletown, RI 02842

April 25, 2013

Dear Stockholder:

You are cordially invited to attend the annual meeting of stockholders of KVH Industries, Inc. Our meeting will be held at the offices of KVH Industries, Inc., 50 Enterprise Center, Middletown, Rhode Island, on Wednesday, May 29, 2013, beginning at 11:00 a.m. local time.

At this year’s annual meeting, stockholders will be asked to take the following actions:

•	elect two Class II directors to a three-year term;

•	approve an amendment to the KVH Industries, Inc. Amended and Restated 2006 Stock Incentive Plan to increase the number of shares of our common stock issuable under the plan;

•	approve an amendment to the KVH Industries, Inc. Amended and Restated 1996 Employee Stock Purchase Plan to increase the number of shares of our common stock issuable under the plan;

•	ratify the appointment of KPMG LLP as our independent registered public accounting firm; and

•	vote upon any other matters appropriate to the meeting.

We have provided additional information about these items and the annual meeting in the attached notice of annual meeting and proxy statement.

Whether or not you plan to attend the annual meeting, we hope you will vote as soon as possible. You may vote over the Internet, by telephone, or by mailing a completed proxy card. Voting your proxy will ensure your representation at the annual meeting. If you hold your shares indirectly, such as through a brokerage firm or similar institution, you should follow the voting instructions provided by that firm.

I urge you to review the proxy materials carefully and to vote for the proposals described in the proxy statement.

Thank you for your cooperation, continued support, and interest in KVH Industries, Inc. I hope to see you at the annual meeting.

Sincerely,

Martin A. Kits van Heyningen
President, Chief Executive Officer and Chairman of the Board of Directors

KVH INDUSTRIES, INC.

Notice of Annual Meeting of Stockholders

to be held on May 29, 2013

KVH Industries, Inc., hereby gives notice that it will hold its annual meeting of stockholders at the offices of KVH Industries, Inc., 50 Enterprise Center, Middletown, Rhode Island, on Wednesday, May 29, 2013, beginning at 11:00 a.m., local time, for the following purposes:

1.	To consider and vote upon the election of two Class II directors to a three-year term;

2.	To approve an amendment to the KVH Industries, Inc. Amended and Restated 2006 Stock Incentive Plan to increase the number of shares issuable under the plan by 2,250,000 to 6,500,000;

3.	To approve an amendment to the KVH Industries, Inc. Amended and Restated 1996 Employee Stock Purchase Plan to increase the number of shares of our common stock issuable under the plan by 50,000 to 650,000;

4.	To ratify the appointment of KPMG LLP as our independent registered public accounting firm; and

5.	To transact such further business as may properly come before the annual meeting or any adjournment of the meeting.

Our Board of Directors has fixed the close of business on Monday, April 1, 2013, as the record date for the determination of the stockholders entitled to receive notice of, and to vote at, the annual meeting and any adjournment of the meeting. Only stockholders of record on April 1, 2013 are entitled to receive notice of, and to vote at, the annual meeting or any adjournment of the meeting.

By Order of the Board of Directors,

Felise Feingold Secretary

Middletown, Rhode Island

April 25, 2013

YOUR VOTE IS IMPORTANT

Please sign and return the enclosed proxy, whether or not you plan to attend the annual meeting.

Important Notice Regarding the Availability of Proxy Materials

for the Annual Meeting of Stockholders to be Held on May 29, 2013

This proxy statement and our 2012 annual report to stockholders are available on the Internet at www.kvh.com/annual. You can read, print, download and search these materials at that website. The website does not use “cookies” or other tracking devices to identify visitors.

You can obtain directions to be able to attend the meeting and vote in person at www.kvh.com/annual.

None of the information on our website or elsewhere on the Internet forms a part of this proxy statement or is incorporated by reference into this proxy statement.

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

Purpose of the annual meeting

At the annual meeting, we will submit the following proposals to our stockholders:

Proposal One:	To elect two Class II directors to a three-year term.

Proposal Two:	To approve an amendment to the KVH Industries, Inc. Amended and Restated 2006 Stock Incentive Plan to increase the number of shares of our common stock issuable under the plan by 2,250,000 to 6,500,000.

Proposal Three:	To approve an amendment to the KVH Industries, Inc. Amended and Restated 1996 Employee Stock Purchase Plan to increase the number of shares of our common stock issuable under the plan by 50,000 to 650,000.

Proposal Four:	To ratify the appointment of KPMG LLP as our independent registered public accounting firm.

Our Board of Directors does not intend to present to the annual meeting any business other than the proposals described in this proxy statement. Our Board of Directors was not aware, a reasonable time before mailing this proxy statement to stockholders, of any other business that may be properly presented for action at the annual meeting. If any other business should come before the annual meeting, the persons present will have discretionary authority to vote the shares they own or represent by proxy in accordance with their judgment, to the extent authorized by applicable regulations.

Record date

Our Board of Directors has fixed the close of business on Monday, April 1, 2013, as the record date for the annual meeting. Only stockholders of record as of the close of business on that date are entitled to receive notice of the annual meeting, and to vote at, the annual meeting. At the close of business on the record date, there were 15,496,474 shares of our common stock outstanding. Each share of common stock outstanding on the record date will be entitled to cast one vote.

Methods of voting

The shares represented by your properly signed proxy card will be voted in accordance with your directions. If you do not specify a choice with respect to a proposal for which our Board of Directors has made a recommendation, the shares covered by your signed proxy card will be voted as recommended in this proxy statement. We encourage you to vote on all matters to be considered.

Voting by mail:

By signing and returning the proxy card in the enclosed envelope, you are enabling the individual named on the proxy card (known as a “proxy”) to vote your shares at the meeting in the manner you indicate. We encourage you to sign and return the proxy card even if you plan to attend the meeting. In this way, your shares will be voted even if you are unable to attend the meeting. If you received more than one proxy card, it is an indication that your shares are held in multiple accounts. Please sign and return all proxy cards to ensure that all of your shares are voted.

Voting by telephone:

To vote by telephone, please follow the instructions included on your proxy card. If you vote by telephone, you do not need to complete and mail your proxy card.

Voting on the Internet:

To vote on the Internet, please follow the instructions included on your proxy card. If you vote on the Internet, you do not need to complete and mail your proxy card.

Voting in person at the meeting:

If you plan to attend the meeting and vote in person, we will provide you with a ballot at the meeting. If your shares are registered directly in your name, you are considered the stockholder of record and you have the right to vote in person at the meeting. If your shares are held in the name of your broker or other nominee, you are considered the beneficial owner of the shares held in street name. If you wish to vote shares held in street name at the meeting, you will need to bring with you to the meeting a legal proxy from your broker or other nominee authorizing you to vote your shares.

You can obtain directions to be able to attend the meeting and vote in person at www.kvh.com/annual. None of the information on our website or elsewhere on the Internet forms a part of this proxy statement or is incorporated by reference into this proxy statement.

Quorum requirement

Our by-laws provide that a quorum consists of a majority of the shares of common stock outstanding and entitled to vote at the annual meeting. Shares of common stock represented by a properly signed and returned proxy will be treated as present at the annual meeting for purposes of determining the existence of a quorum at the annual meeting. In general, votes withheld from any nominee for election as director, abstentions, if applicable, and broker “non-votes,” if applicable, are counted as present or represented for purposes of determining the existence of a quorum at the annual meeting. A “non-vote” occurs when a broker or nominee holding shares for a beneficial owner returns a proxy but does not vote on a proposal because the broker or nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

Votes required; tabulation of votes

A plurality of the votes properly cast at the annual meeting will be necessary to elect each Class II director to a three-year term (proposal one). A majority of the votes properly cast at the annual meeting will be necessary to approve the proposed amendment to our Amended and Restated 2006 Stock Incentive Plan (proposal two), the proposed amendment to our Amended and Restated 1996 Employee Stock Purchase Plan (proposal three), the proposal to ratify the selection of KPMG LLP as our independent registered public accounting firm (proposal four) and any other matter to be acted upon at the annual meeting.

Abstentions and broker “non-votes” will not be included in calculating the number of votes cast on any proposal. As a result, abstentions and broker “non-votes” will not have any effect on the outcome of the vote on any proposal.

Our transfer agent, Computershare Trust Company, N.A., will separately tabulate the votes on each matter presented to the stockholders at the annual meeting.

Solicitation of proxies

We are soliciting proxies on behalf of our Board of Directors. No compensation will be paid by any person in connection with our solicitation of proxies. We will reimburse brokers, banks and other nominees for the out-of-pocket expenses and other reasonable clerical expenses they incur in obtaining instructions from beneficial owners of our common stock. In addition to our solicitation by mail, our directors, officers and employees may make special solicitations of proxies personally or by telephone, facsimile, courier or e-mail. We expect that the expense of any special solicitation will be nominal. We will pay all expenses incurred in connection with this solicitation.

Revocability of proxy

You may revoke your proxy at any time before it is voted at the meeting. In order to revoke your proxy, you must either:

•	sign and return another proxy card with a later date;

•	provide written notice of the revocation of your proxy to our secretary;

•	if you voted by Internet or telephone, by following the instructions for revocation provided by Internet or telephone; or

•	attend the meeting and vote in person.

PROPOSAL ONE: ELECTION OF DIRECTORS

Proposal One concerns the election of two Class II directors for three-year terms.

Our Board of Directors currently consists of six directors and is divided into three classes. We refer to these classes as Class I, Class II and Class III. The term of one class of directors expires each year at the annual meeting of stockholders. Each director also continues to serve as a director until his or her successor is duly elected and qualified. This year, the term of the Class II directors is expiring.

Our Nominating and Corporate Governance Committee has nominated Martin A. Kits van Heyningen and Charles R. Trimble to serve as Class II directors for a three-year term. Our stockholders last elected Messrs. Martin A. Kits van Heyningen and Charles R. Trimble at our annual meeting of stockholders in May 2010, and their current terms will expire at the 2013 annual meeting.

Proxies will not be voted at the 2013 annual meeting for more than two candidates.

Messrs. Martin A. Kits van Heyningen and Charles R. Trimble have agreed to serve if elected, and we have no reason to believe that they will be unable to serve. If either of them is unable or declines to serve as a director at the time of the annual meeting, proxies will be voted for another nominee that our Board of Directors will designate at that time.

A plurality of the votes properly cast at the annual meeting will be necessary to elect each Class II director to a three-year term.

Our Board of Directors recommends that you vote FOR the election of Messrs. Martin A. Kits van Heyningen and Charles R. Trimble as our Class II directors.

PROPOSAL TWO: AMENDMENT OF OUR AMENDED AND RESTATED 2006 STOCK

INCENTIVE PLAN

Proposal Two concerns the approval of an amendment to the KVH Industries, Inc. Amended and Restated 2006 Stock Incentive Plan to increase the number of shares issuable under the plan by 2,250,000 to 6,500,000.

We are asking our stockholders to approve an amendment to the KVH Industries, Inc. Amended and Restated 2006 Stock Incentive Plan, or the 2006 Plan, which was approved by our Board of Directors on April 17, 2013, subject to stockholder approval. The amendment would increase the number of shares reserved for issuance under the 2006 Plan by 2,250,000 to a total of 6,500,000. Our stockholders last approved an increase in the number of shares issuable under the 2006 Plan in 2010.

As of April 19, 2013, 3,563,787 shares of common stock have been issued, were reserved for issuance in connection with outstanding awards, or were cancelled under the 2006 Plan, and only 686,213 shares of common stock remained available for future grants under the 2006 Plan.

If the stockholders do not approve the proposed amendment to the 2006 Plan, our ability to grant any further options or make any further stock-based awards will be significantly curtailed, and our flexibility in granting other types of awards will be significantly limited. This may adversely impact our ability to attract, retain and motivate current and prospective employees.

A majority of the votes properly cast on the proposal at the annual meeting will be necessary to approve the amendment to the 2006 Plan.

Our Board of Directors recommends that you vote FOR the amendment to the KVH Industries, Inc. Amended and Restated 2006 Stock Incentive Plan.

Description of the KVH Industries, Inc. Amended and Restated 2006 Stock Incentive Plan

The following is a brief summary of the material features of the 2006 Plan. This summary does not purport to be complete and is qualified in its entirety by reference to the 2006 Plan, as so amended, a copy of which is attached to this proxy statement as Appendix A.

Types of awards

The 2006 Plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended, or the Code, non-statutory stock options, restricted stock awards and other stock-based awards, including the grant of shares based upon certain conditions. We refer to these collectively in this proxy statement as “awards.”

Stock options. Optionees receive the right to purchase a specified number of shares of common stock at a specified option price and subject to such other terms and conditions as are specified in connection with the option grant. Options must be granted at an exercise price that is at least equal to 100% of the fair market value of the common stock on the date of grant (110% of the fair market value in the case of incentive stock options granted to optionees holding more than, or deemed to hold more than, 10% of the voting power of the company). No option may have a term longer than seven years (five years in the case of incentive stock options granted to optionees holding more than, or deemed to hold more than, 10% of the voting power of the company). The 2006 Plan permits the following forms of payment of the exercise price of options:

•	by cash or check payable to the order of KVH Industries, Inc.;

•	delivery to us of shares of common stock held by the optionee having a fair market value equal to the aggregate exercise price of the options being exercised;

•	a “cashless exercise” through a broker supported by an irrevocable and unconditional undertaking by such broker to deliver sufficient funds to pay the applicable exercise price;

•

by reducing the number of option shares otherwise issuable to the optionee upon exercise of the option by a number of shares having a fair market value equal to the aggregate exercise price of the options being exercised; or

•	any combination of these forms of payment.

Restricted stock and restricted stock unit awards. Restricted stock awards entitle recipients to acquire shares of common stock, subject to our right to repurchase all or part of the shares from the recipient in the event that the conditions specified in the applicable award are not satisfied before the end of the applicable restriction period established for the award. Instead of granting awards for restricted stock, the plan administrator may grant awards entitling the recipient to receive shares of common stock to be delivered at the time the awards vest. The 2006 Plan refers to these awards as “restricted stock units.”

Other stock-based awards. Under the 2006 Plan, the plan administrator has the right to grant other awards based upon our common stock having such terms and conditions as the plan administrator may determine, including the grant of shares based upon certain conditions. These stock-based awards may be valued in whole or in part on the basis of shares of our common stock or other property, may entitle participants to receive shares of our common stock in the future and may be paid in shares of our common stock or cash.

Eligibility to receive awards

All employees, officers, directors, consultants and advisors of ours and of our present or future parent or subsidiary corporations are eligible to receive awards under the 2006 Plan. We refer to holders of 2006 Plan awards in this proxy statement as participants. Under present law, however, incentive stock options may only be granted to our employees and employees of our parent and subsidiary corporations. As of April 19, 2013, 4 directors and 362 employees were eligible to participate in the 2006 Plan.

Shares available for issuance

At present, a maximum of 4,250,000 shares of common stock may be issued under the 2006 Plan. If our stockholders approve the proposed amendment to the 2006 Plan, a maximum of 6,500,000 shares of common stock will be issuable under the 2006 Plan. The maximum number of shares with respect to awards that may be granted to any person under the 2006 Plan may not exceed 120,000 shares per calendar year. As of April 19, 2013, the closing price of our common stock on the Nasdaq Global Select Market was $12.69 per share.

Each share issued under awards other than options will reduce the number of shares reserved for issuance by two shares (but will reduce the maximum number of shares that may be granted annually to a participant only by one share), and shares issued under options will reduce the shares reserved for issuance on a 1-to-1 basis.

If any award expires or is terminated or surrendered, the unused shares of common stock covered by the award will again be available for grant under the 2006 Plan. Unused shares covered by expired, terminated or surrendered awards other than options increase the shares available for grant under the plan at the ratio of 2-to-1. Unused shares of common stock subject to options will, upon expiration, termination or surrender of the options, increase the shares available for grant under the plan at the ratio of 1-to-1.

The plan also states that, consistent with our historical practice, shares of common stock tendered to us by a participant to exercise an award or otherwise acquire shares, as well as shares withheld from the exercise of an award or other acquisition of shares to cover any tax liability, are not permitted to be added to the number of shares of common stock available for the grant of awards under the plan.

Automatic director awards

Under a policy adopted by the Compensation Committee in April 2009, each non-employee director will automatically receive under the 2006 Plan, upon his or her initial election to the Board (or, if already a director, upon first being elected as a non-employee director), a restricted stock award with respect to 10,000 shares of common stock and will receive, on the date of the first Board meeting following each annual meeting thereafter, a restricted stock award with respect to an additional 5,000 shares, if then serving as a director. Each award will vest in four equal quarterly installments after the date of the grant.

In addition, under this policy, each non-employee director appointed to serve on the Audit Committee of the Board will automatically receive under the 2006 Plan, upon his or her initial appointment to the Audit Committee, a restricted stock award with respect to 5,000 shares of common stock and will receive, on each anniversary of such appointment, a restricted stock award with respect to an additional 5,000 shares of common stock, as long as such director continues to serve on the Audit Committee. Each award will vest in four equal quarterly installments after the date of grant.

Administration

The 2006 Plan is administered by our Compensation Committee through a delegation of authority by our Board of Directors. The Compensation Committee has the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the 2006 Plan and to interpret the provisions of the 2006 Plan. It is our intention that the composition of the Compensation Committee will comply with Section 162(m) of the Code and Rule 16b-3 under the Securities Exchange Act of 1934, as amended.

Subject to any applicable limitations contained in the 2006 Plan, the Compensation Committee selects the recipients of awards and determines:

•	the number of shares of common stock covered by an award and the dates upon which such award vests and/or becomes exercisable or free of conditions and/or restrictions;

•

the exercise price or purchase price of awards (which, for options, may not be less than 100% of fair market value of the common stock on the grant date or 110% of such market value in the case of incentive stock options granted to optionees holding more than, or deemed to hold more than, 10% of the voting power of the company); and

•

the duration of options (which may not exceed seven years or five years in the case of incentive stock options granted to optionees holding more than, or deemed to hold more than, 10% of the voting power of the company).

Transferability

Incentive stock options may not be transferred other than by will or the laws of inheritance. Non-statutory stock options may only be transferred if the committee so provides. Restricted stock and restricted stock unit awards generally may not be sold, assigned, transferred, pledged or otherwise encumbered by participants, except by will or the laws of inheritance.

Changes in status

If a participant’s employment or service terminates by reason of death, the participant’s legal representatives may exercise his or her incentive stock option for the number of shares that was vested on the date of death until the earlier of one year following the date of death or the expiration date of the incentive stock option. If a participant’s employment or service terminates by reason of disability, the participant may exercise his or her incentive stock option for the number of shares that was vested on the date of termination until the earlier of one year following the date of termination or the expiration date of the incentive stock option.

If a participant’s employment or service terminates for “cause” (as defined in the 2006 Plan), any incentive stock option then held by the participant will immediately terminate.

Any non-statutory stock option granted under the 2006 Plan will contain such terms and conditions with respect to its termination as the Compensation Committee, in its discretion, may from time to time determine.

If a participant’s employment or service is interrupted due to an approved leave of absence (whether paid or unpaid) or if a participant is transferred between us and an affiliate, those events will not be deemed a termination of employment.

If a participant’s employment or service terminates for a reason other than “cause,” death, disability, or voluntary termination, unless otherwise determined by our Compensation Committee, any incentive stock option held by such participant may thereafter be exercised, to the same extent exercisable prior to the date of termination, until the earlier of the expiration of the option or 30 days after the date of termination of employment or service.

Adjustments for changes in common stock and other events

Upon the occurrence of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in our capitalization, each award outstanding under the 2006 Plan, as well as the number and kind of shares reserved for issuance under the 2006 Plan, will be appropriately adjusted by the Compensation Committee to reflect any such event.

In the event of our merger, consolidation, liquidation or dissolution, the Compensation Committee may, as to any outstanding awards, make such substitution or adjustment in the aggregate number of shares reserved for issuance and in the number and purchase price of shares subject to such awards as it may determine, or accelerate, amend or terminate such awards upon such terms and conditions as it shall provide.

Change of control events

Upon the occurrence of a “change of control” (as defined in the 2006 Plan):

•

each holder of an outstanding stock option will be entitled, upon exercise of the option, to receive, in lieu of shares of our common stock, shares of such stock or other securities, cash or property (or consideration based upon shares of such stock or other securities, cash or property) as the holders of shares of our common stock receive in connection with the change of control;

•

the Compensation Committee may accelerate, fully or in part, the time for exercise of, and waive any or all conditions and restrictions on, each unexercised and unexpired stock option, restricted stock, restricted stock unit or other awards made under the 2006 Plan, effective upon a date prior or subsequent to the effective date of such change of control, as specified by the Compensation Committee; or

•

each outstanding stock option may be cancelled by the Compensation Committee as of the effective date of any such change of control provided that (a) prior written notice of such cancellation shall be given to each holder of such an option and (b) each holder of such an option shall have the right to exercise such option to the extent that the same is then exercisable or, in full, if the Compensation Committee shall have accelerated the time for exercise of all such unexercised and unexpired options, during the thirty (30) day period preceding the effective date of such change of control.

In addition to the provisions set forth above, the Compensation Committee has the discretion when granting awards under the 2006 Plan to provide for different or additional provisions with respect to the effect of a change of control on any award.

Under the 2006 Plan, a “change of control” relating to (i) a merger or consolidation of KVH with any other corporation or other entity or (ii) the sale or disposition of all or substantially all of our assets occurs upon consummation of such a transaction.

Amendment or termination

The Board of Directors originally adopted the 2006 Plan on February 22, 2006, and our stockholders first approved it on May 24, 2006. No award may be granted under the 2006 Plan after February 22, 2016, the date that is ten years from the date the 2006 Plan was adopted by our Board of Directors, but any awards granted may extend beyond that date. The Board may at any time amend or discontinue the 2006 Plan, and the Compensation Committee may at any time amend or cancel any outstanding award for the purpose of satisfying changes in law or for any other lawful purposes, except that:

•	no amendment may increase the limitations on the number of shares available for grant under the 2006 Plan without stockholder approval; and

•	no amendment may amend the limitation on option repricing in the 2006 Plan without stockholder approval.

New plan benefits

Except for the automatic grants of restricted stock awards to non-employee directors described above, the grant of awards under the plan is within the discretion of the plan administrator. Accordingly, we are unable to determine the number of awards that will be received by or allocated to any participant under the 2006 Plan, except as described below.

The following table provides information concerning the benefits that we can determine will be received by:

•	each executive officer named in the summary compensation table;

•	all current executive officers, as a group;

•	all current directors who are not executive officers, as a group; and

•	all employees who are not executive officers, as a group.

The information in the following table is limited to the annual automatic grants of restricted stock to non-employee directors.

New Plan Benefits

KVH Industries, Inc. 2006 Stock Incentive Plan

Name and Position	Number of Shares
Martin A. Kits van Heyningen,	—
President, Chief Executive Officer and Chairman of the Board of Directors
Peter A. Rendall,	—
Chief Financial Officer
Brent C. Bruun,	—
Executive Vice President, Mobile Broadband
Robert J. Balog,	—
Senior Vice President, Engineering
Daniel R. Conway,	—
Executive Vice President, Guidance and Stabilization
Robert W.B. Kits van Heyningen,	—
Vice President, Research and Development and Director
Patrick J. Spratt,	—
Former Chief Financial Officer
All current executive officers, as a group	—
All current directors who are not executive officers, as a group	40,000	(1)
All employees who are not executive officers, as a group	—

(1)

At the end of 2012, we had four non-employee directors, all of whom served on the Audit Committee of the Board. The amount shown in the table represents the aggregate number of shares of common stock subject to restricted stock awards that will be granted on the date of the first Board meeting following each annual meeting of stockholders to four non-employee directors, assuming we will have four non-employee directors who will be re-elected as directors at the annual meeting or whose term will continue after the annual meeting, plus the aggregate number shares of common stock subject to restricted stock awards that will be granted annually to continuing members of the Audit Committee, assuming we will have four directors who will continue to serve as members of the Audit Committee during the year. The amount shown does not include 10,000 shares of common stock subject to restricted stock awards that will be granted to each non-employee director who joins our Board of Directors in the future or 5,000 shares of common stock subject to restricted stock awards that will be granted to each director who joins the Audit Committee in the future.

Federal income tax consequences of the 2006 Plan

The following tax information is intended only as a brief overview of the current material United States federal income tax laws applicable to the 2006 Plan. The summary does not purport to be a complete description of all federal tax issues, nor does it address any state, local or foreign tax matters. Each option or award recipient should consult his or her own tax advisors concerning the application of various tax laws that might affect his or her particular situation.

Nonqualified stock options

The holder of a nonqualified stock option recognizes no income for federal income tax purposes on the grant of the option. On the exercise of a nonqualified stock option, the difference between the fair market value of the common stock on the exercise date and the option exercise price is treated as compensation to the holder of the option, taxable as ordinary income in the year of exercise. That fair market value becomes the basis for the underlying shares, which will be used in computing any capital gain or loss upon disposition of the shares. The capital gain or loss will be long-term gain or loss if the holder has held the stock for more than one year after the date of exercise of the option.

Incentive stock options

Except as described below with respect to the alternative minimum tax, the holder of an incentive stock option recognizes no income for federal income tax purposes on either the grant or exercise of the option. If the holder does not dispose of the shares acquired upon exercise of the incentive stock option within two years from the date of the grant of the incentive stock option or within one year after exercise of the incentive stock option, any gain realized by the holder on the subsequent sale of the shares will be treated for federal income tax purposes as long-term capital gain. If the holder sells the shares before the expiration of such two-year and one-year periods, which is considered a “disqualifying disposition,” the difference between the lesser of the value of the shares at the date of exercise or at the date of sale and the exercise price of the incentive stock option will be treated as compensation to the holder taxable as ordinary income, and the excess gain, if any, will be treated as capital gain, which will be long-term capital gain if the shares were held for more than one year after exercise of the option.

The excess of the fair market value of the common stock over the exercise price at the time of exercise of an incentive stock option will constitute an item of tax preference for purposes of the alternative minimum tax. Taxpayers who incur the alternative minimum tax are allowed a credit which may be carried forward indefinitely to be used as a credit against the taxpayer’s regular tax liability in a later year; however, the alternative minimum tax credit cannot reduce the regular tax below the alternative minimum tax for that carryover year.

Restricted stock awards

The recipient of a restricted stock award usually recognizes income only as the shares of restricted stock issued in connection with the award vest. Upon vesting, the recipient will recognize ordinary income equal to the excess, if any, of the fair market value of the vested shares at the time of vesting over any amount paid by the recipient for the vested shares. Upon the subsequent resale of such vested shares, the recipient will recognize capital gain or loss, as the case may be, in an amount equal to the difference between the amount the recipient receives in exchange for the vested shares and the fair market value of the vested shares at the time of vesting. The gain or loss will be long-term capital gain or loss if more than one year has passed since the shares vested.

However, the recipient of a restricted stock award may elect to recognize ordinary income upon the receipt, rather than the vesting, of shares of restricted stock in connection with the award in accordance with Section 83(b) of the Code. In this case, the recipient recognizes ordinary income in an amount equal to the excess, if any, of the fair market value of the shares at the time the recipient received the shares over the amount the recipient paid for the shares. Upon the subsequent resale of such vested shares, the recipient will recognize capital gain or loss, as the case may be, in an amount equal to the difference between the amount the recipient receives in exchange for the vested shares and the fair market value of the vested shares at the time the recipient received the shares. The gain or loss will be long-term capital gain or loss if more than one year has passed since the recipient received the shares.

Restricted stock unit awards

The recipient of a restricted stock unit award recognizes no income until the recipient receives shares of common stock issued in connection with the award. Upon such receipt, the recipient recognizes ordinary income in an amount equal to the excess, if any, of the fair market value of the shares at the time the recipient received the shares over any amount the recipient paid for the shares. Upon the subsequent disposition of shares received pursuant to a restricted stock unit award, the recipient will recognize capital gain or loss, as the case may be, in the amount of the difference between the price received in exchange for the shares and the fair market value of the shares at the time the recipient received them. The gain or loss will be long-term capital gain or loss if more than one year has passed since the recipient received the shares.

Although restricted stock unit awards vest much like restricted stock awards, the Section 83(b) election described above does not apply to restricted stock unit awards because they are unfunded and unsecured promises to issue stock in the future, and thus are not property as contemplated by that section of the Code.

Other stock-based awards

The tax consequences associated with any other stock-based award granted under the 2006 Plan will vary depending on the specific terms of the award.

Deductibility of awards

Subject to certain limitations, we may generally deduct on our corporate income tax returns an amount equal to the amount recognized as ordinary income by a recipient of an award under the 2006 Plan in the year in which the recipient recognizes ordinary income upon the exercise of a nonqualified stock option, the disqualifying disposition of an incentive stock option, the receipt or vesting of shares of stock in connection with a restricted stock award, and the receipt of stock in connection with a restricted stock unit award.

Section 162(m) of the Code generally prevents us from deducting more than $1.0 million in compensation each year for each of our CEO and our three next most highly paid executive officers (other than our Chief Financial Officer). Performance-based compensation that meets criteria established by the Internal Revenue Service is not subject to this limitation. Some of the awards that we grant under the 2006 Plan may not qualify as performance-based compensation. Accordingly, we may be unable to deduct some or all of the amounts that may be recognized as ordinary income by our executive officers.

PROPOSAL THREE: AMENDMENT OF OUR AMENDED AND RESTATED 1996 EMPLOYEE STOCK PURCHASE PLAN

Proposal Three concerns the approval of an amendment to the KVH Industries, Inc. Amended and Restated 1996 Employee Stock Purchase Plan to increase the number of shares issuable under the plan by 50,000 to 650,000.

We are asking our stockholders to approve an amendment to the KVH Industries, Inc. Amended and Restated 1996 Employee Stock Purchase Plan, or the 1996 Plan, which was approved by our Board of Directors on April 17, 2013, subject to stockholder approval. The amendment would increase the number of shares reserved for issuance under the 1996 Plan by 50,000 to a total of 650,000. Our stockholders last approved an increase in the number of shares issuable under the 1996 Plan in 2010.

As of April 19, 2013, employees had purchased a total of 563,900 shares under the 1996 Plan, and there were 36,100 shares available for issuance to employees under the 1996 Plan. We believe that employees that are also stockholders are more committed and loyal to us. Approval of the amendment would allow us to continue to offer our employees the incentive to participate in our growth as stockholders.

A majority of the votes properly cast on the proposal at the annual meeting will be necessary to approve the amendment to the 1996 Plan.

Our Board of Directors recommends that you vote FOR the amendment to the KVH Industries, Inc. Amended and Restated 1996 Employee Stock Purchase Plan.

Description of the KVH Industries, Inc. Amended and Restated 1996 Employee Stock Purchase Plan

The following is a summary of the material features of the 1996 Plan. The following summary does not purport to be complete and is qualified in its entirety by reference to the terms of the 1996 Plan, a copy of which is attached to this proxy statement as Appendix B.

Participation in the 1996 Plan

The 1996 Plan enables eligible employees to purchase shares during offering periods that are determined by the Compensation Committee in its discretion. To become a participant in the plan, an eligible employee must file an election form with our treasurer not less than 20 days before the commencement of the first offering in which the employee wishes to participate. On the election form, the participant must designate the percentage of eligible compensation (up to a maximum of 6%) he or she would like to have credited to his or her account under the plan. At the end of each offering period, amounts credited to this account will be used to purchase whole shares of our common stock. The purchase price per share will be 85% of the fair market value of our common stock on the last day of the offering period.

During an offering period, payroll deductions may not be changed. A participant may discontinue his or her participation in the 1996 Plan by providing a termination form at any time before the end of an offering period. All amounts then credited to the participant’s account will be paid as soon as practicable following receipt of the participant’s termination form, and no further payroll deductions will be made with respect to the participant. Upon termination of employment for reasons other than the death of the participant, all amounts credited to the participant’s account will be delivered to the participant or his or her successor-in-interest. If a participant’s employment terminates by reason of the participant’s death, the participant’s successor-in-interest may elect either to withdraw all of the payroll deductions credited to the participant’s account under the plan or to exercise the participant’s option on the first date on which an offering period terminates after the participant’s death. No interest will be paid with respect to payroll deductions made or amounts credited to any account under the plan.

Eligibility

Each employee of ours or of any of our subsidiary corporations who has been continuously employed for at least one year, and who is customarily employed at least 20 hours per week and more than five months per calendar year, is eligible to participate in offerings under the 1996 Plan, with the exception that no employee may receive options to purchase shares under the plan if, as a result of that option, the employee:

•	would hold and/or have options to acquire five percent or more of our outstanding stock (by vote or value), or

•

would have rights under this plan to purchase stock with an aggregate fair market value (determined at the time of grant) in excess of $25,000 for any calendar year during which such option is outstanding.

As of April 19, 2013, 316 employees were eligible to participate in the 1996 Plan.

Shares available for issuance

As a result of the proposed amendment, an aggregate of 650,000 shares will be available for issuance under the 1996 Plan. As of April 19, 2013, 563,900 shares had been issued. As of April 19, 2013 the fair market value of our common stock was $12.69 per share.

Administration

The 1996 Plan is administered by the Compensation Committee of our Board of Directors. The Compensation Committee has the authority to interpret the plan and prescribe, amend and rescind rules and regulations relating to the plan. The Compensation Committee’s determinations with respect to any matter or provision under the plan are final and binding on us as well as the participants in the plan and their heirs or legal representatives.

Transferability

An employee’s rights under the 1996 Plan may not be transferred or assigned to any other person during the employee’s lifetime. After shares have been issued under the plan and credited to an employee under the plan, those shares may be assigned or transferred in the same manner as any other shares.

Adjustments

In the event of any merger, recapitalization, stock dividend, stock split or other adjustment to our capital stock, the Compensation Committee will make such adjustments to the 1996 Plan as it deems appropriate.

Amendment or termination

Our Board of Directors may amend, modify or terminate the 1996 Plan at any time without notice, provided that no amendment or termination may adversely affect the rights of participants holding options under the 1996 Plan at the time of such amendment or termination. Although shareholder approval is not generally required for plan amendments, Section 423 of the Code, which provides favorable tax treatment to plan participants with respect to the purchase of shares under the plan, requires shareholder approval for any increase in the number of shares authorized under the 1996 Plan.

New plan benefits

Because benefits under the 1996 Plan depend on employees’ elections to participate in the plan and the fair market value of the shares of our common stock at various future dates, it is not possible to determine future benefits that will be received by executive officers and other employees under the plan. Non-employee directors are not eligible to participate in the plan.

Historical plan purchases

Historically, purchases of shares of our common stock under the 1996 Plan have been made primarily by our employees who are not executive officers. Since the inception of the plan, this group has purchased an aggregate of 525,264 shares under the plan, whereas our current executive officers, as a group, have purchased only 38,636 shares under the plan. Of the shares purchased by our named executive officers, 3,212 shares were purchased by Robert J. Balog and 4,349 shares were purchased by Patrick J. Spratt; none of Martin A. Kits van Heyningen, Peter A. Rendall, Brent C. Bruun, Daniel R. Conway has purchased any shares under the plan. Our non-employee directors are not eligible to participate in the plan.

No person has purchased or is currently expected to purchase five percent or more of the total number of shares available for grant under the 1996 Plan, and we are not aware that any associate of any executive officer or director has purchased shares under the 1996 Plan. Because participation in the plan is voluntary, the persons and groups listed above may purchase additional shares under the 1996 Plan.

Federal income tax consequences of the 1996 Plan

The following tax information is intended only as a brief overview of the current material United States federal income tax laws applicable to the 1996 Plan. The summary does not purport to be a complete description of all federal tax issues, nor does it address any state, local or foreign tax matters. Each participant in the 1996 Plan should consult his or her own tax advisors concerning the application of various tax laws that might affect his or her particular situation.

A participant in the 1996 Plan recognizes no taxable income either as a result of participation in the plan or upon exercise of an option to purchase shares of our common stock under the terms of the plan.

If an employee acquires shares of common stock pursuant to the plan and does not dispose of them within two years after the commencement of the offering pursuant to which the shares were acquired, nor within one year after the date on which the shares were acquired, any gain realized upon subsequent disposition will be taxable as a long-term capital gain, except that the portion of such gain equal to the lesser of (a) the excess of the fair market value of the shares on the date of disposition over the amount paid upon purchase of the shares, or (b) the excess of the fair market value of the shares on the commencement date of the applicable offering over the amount paid upon purchase of the shares, is taxable as ordinary income. There is no corresponding deduction for the company, however. If the employee disposes of the shares at a price less than the price at which he or she acquired the shares, the employee realizes no ordinary income and has a long-term capital loss measured by the difference between the purchase price and the selling price.

If an employee disposes of shares acquired pursuant to plan within two years after the commencement date of the offering pursuant to which the shares were acquired, or within one year after the date on which the shares were acquired, the difference between the purchase price and the fair market value of the shares at the time of purchase will be taxable to him or her as ordinary income in the year of disposition. In this event, we may deduct from our gross income an amount equal to the amount treated as ordinary income to each such employee. Any excess of the selling price over the fair market value at the time the employee purchased the shares will be taxable as long-term or short-term capital gain, depending upon the period for which the shares were held. If any shares are disposed of within either the two-year or one-year period at a price less than the fair market value at the time of purchase, the same amount of ordinary income ( i.e., the difference between the purchase price and the fair market value of the shares at the time of purchase) is realized, and a capital loss is recognized equal to the difference between the fair market value of the shares at the time of purchase and the selling price.

If a participating employee should die while owning shares acquired under the plan, ordinary income may be reportable on his or her final income tax return.

PROPOSAL FOUR: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Proposal Four concerns the ratification of the appointment of KPMG LLP as our independent registered public accounting firm.

In accordance with its charter, the Audit Committee has selected the firm of KPMG LLP, an independent registered public accounting firm, to be our independent auditor for the year ending December 31, 2013 and, with the endorsement of the Board of Directors, recommends to stockholders that they ratify such appointment. KPMG LLP has served in this capacity since fiscal 1994. Its representatives will be present at the annual meeting and will have an opportunity to make a statement and be available to respond to appropriate questions.

A majority of the votes properly cast at the annual meeting will be necessary to ratify the selection by the Audit Committee of our Board of Directors of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2013.

Our Board of Directors recommends that you vote FOR the proposed ratification of the appointment by our Audit Committee of KPMG LLP as our independent registered public accounting firm.

DIRECTORS AND EXECUTIVE OFFICERS

Our executive officers and directors are as follows:

Name	Age	Position
Martin A. Kits van Heyningen	54	President, Chief Executive Officer and Chairman of the Board of Directors
Peter A. Rendall	47	Chief Financial Officer
Brent C. Bruun	47	Executive Vice President, Mobile Broadband
Daniel R. Conway	59	Executive Vice President, Guidance and Stabilization
Robert J. Balog	49	Senior Vice President, Engineering
James S. Dodez	54	Senior Vice President, Marketing and Strategic Planning
Felise B. Feingold	43	Vice President, General Counsel and Secretary
Robert W.B. Kits van Heyningen	56	Vice President, Research and Development and Director
Mark S. Ain (1)(2)(3)	70	Director
Stanley K. Honey (1)(3)	58	Director
Bruce J. Ryan (1)(2)(3)	69	Director
Charles R. Trimble (1)(2)(3)	71	Director

(1)	Member of the Audit Committee.
(2)	Member of the Compensation Committee.
(3)	Member of the Nominating and Corporate Governance Committee.

Our executive officers are appointed by, and serve at the discretion of, our Board of Directors. Robert W.B. Kits van Heyningen is the brother of Martin A. Kits van Heyningen. Kathleen Keating, our senior director of creative and customer experience, is the wife of Martin A. Kits van Heyningen. Paula Conway, our program manager, is the wife of Daniel R. Conway.

Directors serving a term expiring at the 2013 annual meeting (Class II directors):

Martin A. Kits van Heyningen, one of our founders, has served as our president and a director since 1982, chief executive officer since 1990, and as our Chairman of the Board of Directors since 2007. From 1980 to 1982, Mr. Kits van Heyningen was employed by the New England Consulting Group, a marketing consulting firm, as a marketing consultant. Mr. Kits van Heyningen received a B.A., cum laude, from Yale University and has been issued six patents. Our Nominating and Corporate Governance Committee determined that Mr. Kits van Heyningen should serve as a director because of his more than 30 years of industry experience as well as his executive leadership and management experience as our founder, president, chief executive officer and Chairman of the Board of Directors.

Charles R. Trimble has served as one of our directors since 1999, a member of our Audit Committee since 2001, a member of our Compensation Committee since 2000 and a member of our Nominating and Corporate Governance Committee since February 2004. From 1981 to 1998, he served as the president and chief executive officer of Trimble Navigation Limited, a GPS company that he founded in 1978. Previously, he served as the manager of integrated circuit research and development at Hewlett-Packard’s Santa Clara Division. Mr. Trimble is an elected member of the National Academy of Engineering, and he has been Chairman of the United States GPS Industry Council since 1996. In addition, Mr. Trimble is a member of the California Institute of Technology (Caltech) Board of Trustees. He received a B.S. in engineering physics, with honors, and an M.S. in electrical engineering from the California Institute of Technology. Our Nominating and Corporate Governance Committee determined that Mr. Trimble should serve as a director because of his 14 years of experience as a member of our Board of Directors combined with his executive leadership and management experience as co-founder, president and chief executive officer of Trimble Navigation Limited as well as his experience as an elected member of the National Academy of Engineering, Chairman of the United States GPS Industry Council and a member of the California Institute of Technology Board of Trustees.

Directors serving a term expiring at the 2014 annual meeting (Class III directors):

Robert W.B. Kits van Heyningen, one of our founders, has served as one of our directors since 1982 and as our vice president of research and development since April 1998. From September 2008 to June 2009, he also served as an Adjunct Professor at the University of Rhode Island School of Engineering. From 1982 to April 1998, he served as our vice president of engineering. From 1979 to 1982, Mr. Kits van Heyningen was an associate engineer at the Submarine Signal Division of Raytheon Company and from 1977 to 1984, he served as a consultant to various companies and universities. Mr. Kits van Heyningen received a B.S. in physics from McGill University with a minor in computer science. Our Nominating and Corporate Governance Committee determined that Mr. Kits van Heyningen should serve as a director because of his more than 30 years of industry experience, combined with his extensive background in engineering, as well as his 31 years of experience as a member of our Board of Directors.

Bruce J. Ryan has served as one of our directors, the Chairman of our Audit Committee, and a member of our Compensation Committee since July 2003. He has also been a member of our Nominating and Corporate Governance Committee since February 2004. Mr. Ryan is currently involved in private consulting. From February 1998 to November 2002, he served as executive vice president and chief financial officer of Global Knowledge Network, a provider of information technology and computer software training programs and certifications. From 1994 to 1998, he served as the executive vice president and chief financial officer of Amdahl Corporation, a provider of information technology solutions. Mr. Ryan previously had a 25-year career at Digital Equipment Corporation, where he served in various executive positions, including senior vice president of the financial services, government and professional services business group. He currently serves on the Board of Directors of two private companies and served as a director of UTStarcom, Inc. from April 2008 to December 2010. He received a B.S. in business administration from Boston College and an M.B.A. from Suffolk University. Our Nominating and Corporate Governance Committee determined that Mr. Ryan should serve as a director because of his more than nine years of experience as a member of our Board of Directors combined with his experience as a member of the Board of Directors for numerous private and public companies, his familiarity with accounting matters, as well as his executive and management experience serving as executive vice president and chief financial officer of Global Knowledge Network and Amdahl Corporation, both providers of information technology, and his 25 years of experience at Digital Equipment Corporation.

Directors serving a term expiring at the 2015 annual meeting (Class I directors):

Mark S. Ain has served as one of our directors since 1997, the Chairman of our Compensation Committee since 1997, a member of our Audit Committee since 2000 and a member of our Nominating and Corporate Governance Committee since February 2004. He is the Chairman of the Board of Directors of Kronos Incorporated, which he founded in 1977 and served as CEO until 2005. Mr. Ain also serves on the Board of Directors of LTX-Credence Corporation, VeruTEK Technologies, Inc., and various other private companies and charitable organizations. He received a B.S. from the Massachusetts Institute of Technology and an M.B.A. from the University of Rochester. Our Nominating and Corporate Governance Committee determined that Mr. Ain should serve as a director because of his 16 years of experience as a member of our Board of Directors combined with his executive and management experience serving as founder, chief executive officer and Chairman of the Board of Directors of Kronos Incorporated as well as his experience as a member of the Board of Directors of LTX-Credence Corporation and various private companies.

Stanley K. Honey has served as one of our directors since 1997 and a member of our Nominating and Corporate Governance Committee since February 2004. Mr. Honey was a member of the Audit Committee from 1997 to 2003 and was reappointed in February 2011. Mr. Honey has been serving as the Director of Technology for the America’s Cup Event Authority since April 2011. From January 2004 through January 2005, Mr. Honey served as the chief scientist of Sportvision Systems, LLC, which he co-founded in November 1997. He served as president and chief technology officer of Sportvision Systems, LLC, from 2000 to January 2004 and as its executive vice president and chief technology officer from 1998 to 2000. From 1993 to 1997, Mr. Honey served as executive vice president of technology for the New Technology Group of News Corporation. From 1989 to 1993, Mr. Honey served as president and chief executive officer of ETAK, Inc., a wholly owned subsidiary of News Corporation. Mr. Honey founded ETAK in 1983 and served as its executive vice president of engineering until News Corporation acquired it in 1989. Mr. Honey received a B.S. from Yale University and an M.S. from Stanford University. Our Nominating and Corporate Governance Committee determined that Mr. Honey should serve as a director because of his 16 years of experience as a member of our Board of Directors as well as his executive and management experience serving in numerous senior level executive positions, his experience as co-founder of Sportvision Systems, LLC and founder of ETAK and his extensive knowledge of our marine customer base and the industry.

Our executive officers who are not also directors are listed below:

Peter A. Rendall has served as our chief financial officer since October 2012. Before joining us, from July 2011 to June 2012, Mr. Rendall served as consulting chief financial officer for JobSmart Partners, a company that provided IT consulting and contract services for software development teams. Prior to that, from June 2003 to April 2011, he served as chief executive officer of Top Layer Networks, Inc., an information technology security company, where he served as chief financial officer from March 2003 to June 2003. From October 1999 to March 2003, he served as chief financial officer of Elcom International, Inc., a NASDAQ-listed international information technology products and services business. From April 1999 to September 1999, Mr. Rendall was Vice President of Finance of Elcom Services Group, Inc. From July 1996 to March 1999, Mr. Rendall served as Vice President of Finance and Operations of Logica North America, Inc., a subsidiary of Logica, plc, a U.K. publicly held international software integration services company. Mr. Rendall began his career at PricewaterhouseCoopers LLP in London in August 1987, before transferring to its Boston office in June 1995 as a senior manager, a position he held until July 1996. Mr. Rendall holds a B.S. in biochemistry from the University of London and has been a member of the Institute of Chartered Accountants in England and Wales since 1991.

Robert J. Balog has served as our senior vice president of engineering since October 2008. Previously, he served as our vice president of engineering, satellite products from February 2005 to October 2008. From June 2003 to January 2005, Mr. Balog served as president of his own engineering contract services company, Automation Services, Inc., a contract product development and services group specializing in a wide range of automation solutions. From June 2001 to May 2003, Mr. Balog served as vice president of engineering at ADE Corporation. From 1989 to April 2001, Mr. Balog held a number of positions at Speedline Technologies, Inc., a supplier of capital equipment to the electronics assembly industry, including general manager and vice president of research and development. He has served on the Board of Directors of the Surface Mount Equipment Manufacturers Association, serving as Chairman and numerous other positions. Mr. Balog is the recipient of 10 U.S. patents. Mr. Balog holds a B.S. in Computer Science from Purdue University.

Brent C. Bruun has served as our executive vice president of mobile broadband since November 2012. From January 2011 to November 2012, he served as our senior vice president of global sales and business development. He served as our vice president of global sales and business development from July 2008 to December 2010. From January 2008 until joining KVH, Mr. Bruun worked as a private consultant. From January 2007 until January 2008, Mr. Bruun served as senior vice president of strategic initiatives for SES AMERICOM, a satellite operator providing services via its fleet of 16 geosynchronous satellites covering North America. In this position, he concentrated on global mobile broadband opportunities with particular emphasis on the maritime and aeronautical markets. Other positions held at SES AMERICOM included president of Americom’s Managed Solutions Division from July 2004 until December 2006 and senior vice president of business development from July 2002 until June 2004. Previously, Mr. Bruun held positions at KPMG LLP and General Electric. Mr. Bruun holds a B.S. in accounting from Alfred University and is a certified public accountant.

Daniel R. Conway has served as our executive vice president of guidance and stabilization since November 2012. From January 2003 to November 2012, he served as our vice president of business development for military and industrial products. From March 2000 to December 2002, Mr. Conway was the vice president of sales and marketing at BENTHOS Inc., an oceanographic technology company with customers in the marine, oil and gas, government and scientific markets. From 1980 to January 2000, he served in a variety of positions at Anteon (formerly Analysis & Technology), including vice president for new business development and acquisition integration from 1997 to January 2000 and vice president of operations for the Newport, Rhode Island operation from 1991 to 1997. Mr. Conway served for five years as a member of the U.S. Navy nuclear submarine force and was a Commander in the U.S. Naval Reserve (Naval Intelligence) for more than 10 years. He is a graduate of the U.S. Naval Academy with post-graduate studies in nuclear engineering, and he received an M.B.A. from the University of Rhode Island.

James S. Dodez has served as our senior vice president of marketing and strategic planning since March 2013. From March 2007 to February 2013, he served as our vice president of marketing and strategic planning. From October 1998 to March 2007, he served as our vice president of marketing. He served as our vice president of marketing and reseller sales from 1995 to October 1998, and from 1986 to 1995, he served as our marketing director. Before joining us, Mr. Dodez was the marketing director at Magratten Wooley, Inc., an advertising agency, where he managed KVH’s account from 1983 to 1986. Mr. Dodez received a B.S. in business with an emphasis in marketing from Miami University.

Felise B. Feingold has served as our vice president and general counsel since August 2007. Before joining us, from January 2004 until July 2007, she held the position of vice president and general counsel for The Jean Coutu Group (PJC) USA, Inc., which operated the Brooks/Eckerd pharmacy chain, comprising more than 1,800 stores. Her other experience includes six years, from September 1998 to December 2004, as an attorney with the international law firm of McDermott, Will & Emery. Ms. Feingold holds a B.A. in government from Cornell University, a J.D. from Hostra University School of Law, and an M.B.A. from Boston University Graduate School of Management.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Compensation Discussion and Analysis

Overview of Executive Compensation Program

Our executive compensation program is overseen and administered by the Compensation Committee of our Board of Directors, which is comprised entirely of independent directors as determined in accordance with various NASDAQ Stock Market, United States Securities and Exchange Commission, or SEC, and Internal Revenue Code rules. None of its members is a current or former employee of ours. It is the goal of the Compensation Committee to create policies and practices that provide total compensation for executive officers that is fair, reasonable and competitive. The Compensation Committee operates under a written charter adopted by our Board.

All principal elements of compensation paid to our executive officers are subject to approval by the Compensation Committee. Specifically, our Board has delegated authority to the Compensation Committee to determine and approve (1) our compensation philosophy, including evaluating risk management and incentives that create risk, (2) annual base salaries, cash-based incentive compensation and equity-based compensation applicable to our executive officers, and (3) equity-based compensation applicable to non-executive employees.

There are no material differences in the compensation policies, objectives or programs with respect to our named executive officers, except that the compensation for our President, Chief Executive Officer, and Chairman of the Board of Directors (CEO) is determined exclusively by the Compensation Committee, while the compensation of our other named executive officers is determined by the Compensation Committee based on similar criteria, but also takes into account the recommendations of our CEO.

Executive Compensation Philosophy and Objectives

Our executive compensation program is designed to attract, retain and motivate highly qualified executives and align their interests with the interests of our stockholders. The ultimate goal of our executive compensation program is to increase stockholder value by providing executives with appropriate incentives to achieve our business goals. In recent years, our executive compensation program has had three principal elements: annual base salary, annual cash-based incentive compensation, and longer-term equity-based compensation.

Our executive compensation objectives are to:

•	offer fair and competitive compensation that attracts and retains superior executive talent;

•	directly and substantially link rewards to measurable corporate performance;

•	align the interests of executive officers with those of stockholders by providing executive officers with an equity stake in our company;

•	optimize the cost to us and value to executives; and

•	promote long-term career commitments that support a long-standing internal culture of loyalty and dedication to our interests.

The three principal elements of our executive compensation program seek to provide the following rewards:

•

Base salaries provide fixed compensation to reward individual value that an executive officer brings to us through experience and past and expected future contributions to our success, while factoring in our specific needs and comparable responsibilities at similar organizations.

•	Annual cash-based incentive compensation is designed to reward the achievement of our annual business and financial goals and certain individual performance goals set at the beginning of each year.

This incentive program generally awards compensation based on the degree to which our actual financial results meet the financial goals of our internal business plan and the degree to which the executives meet their individual performance goals.

•

Equity grants are designed to reward the achievement of long-term growth in our stock price. Our equity grants for 2012 consisted of stock option awards. No restricted stock awards were granted in 2012. Stock options were granted with an exercise price equal to the closing price of our common stock on the NASDAQ Global Select Market on the date of grant and have a five-year life. The stock options vest in four equal annual installments, the first of which vested on February 28, 2013, the first anniversary of the grant date.

For a company of our size, we believe that the use of these executive compensation elements strengthens our ability to attract and retain highly qualified executives. We believe this combination of programs provides an appropriate mix of fixed and variable pay, balances short-term operational performance with long-term shareholder value, and encourages executive recruitment and retention.

Our equity incentive program is a key retention tool and our vehicle for offering long-term incentives. Equity incentives are granted annually to executive officers to attract, motivate and retain these executives. We grant equity incentives to executive officers to encourage executive officers to work with a long-term view in the interest of shareholders and to reward the achievement of long-term growth in our stock price. We believe that granting equity incentives is the best method of motivating the executive officers to perform in a manner that is consistent with the long-term interests of our stockholders.

Compensation Decision-making Process

Our executives are compensated principally through a combination of base salary, cash-based incentive compensation paid in the first quarter of the following year and an annual equity grant. In addition, we may also grant an initial equity award to new executive officers when they commence employment. From time to time, we may offer a signing or retention bonus to attract a new executive officer.

The base salary and equity award for each executive, together with the overall cash-based incentive compensation plan for all executives, are generally established within the first quarter of each fiscal year at meetings of the Compensation Committee held for this purpose. These meetings generally follow one or more informal presentations or discussions of our financial performance, including achievement of performance targets, for the prior fiscal year. In deciding the compensation to be awarded to the executive officers other than the CEO for the current year and cash-based incentive compensation earned during the prior fiscal year, the Compensation Committee typically receives recommendations from the CEO. The CEO and the members of the Compensation Committee discuss the CEO’s recommendations. In deciding the compensation to be awarded to the CEO for the current year and the cash-based incentive compensation earned by the CEO during the prior year, the Compensation Committee typically receives a written self-assessment from the CEO and recommendations from the Chairman of the Compensation Committee. The members of the Compensation Committee then discuss the Chairman’s recommendations. The CEO is not present at the time of these deliberations. The Compensation Committee may accept or adjust any recommendations and makes all final compensation decisions.

Our cash-based incentive compensation program comprises both corporate performance goals and individual performance goals; typically, three-fourths of each executive’s target incentive compensation is based on the degree of achievement of our corporate performance goals and one-fourth is based on the degree of achievement of individual performance goals. The corporate performance portion of the cash-based incentive compensation program is generally based on a formula approved by the Compensation Committee at the start of each year, but the Compensation Committee has the discretion to award incentive compensation that differs from the formula-based amounts. The individual performance goals for the executive officers other than the CEO are determined by the CEO or the Chief Financial Officer, with input from each executive at the beginning of the year. The individual performance goals for the CEO are determined by the Compensation Committee, with input from the CEO.

Compensation Consultant

Since 2005, the Compensation Committee has engaged Radford Surveys and Consulting, or Radford, a business unit of Aon, as its independent compensation consultant. The Compensation Committee has engaged Radford to advise on matters related to our executive compensation program and to assist in creating an effective and competitive executive compensation program. A comprehensive Radford study was provided in 2011 and was increased by an annual factor based on the results of Radford’s technology industry surveys to determine the 2012 recommendations.

Radford assisted the Compensation Committee by providing comparative market data on compensation practices and programs based on an analysis of executive compensation survey data. Radford also provided guidance on industry best practices. Radford advised the Compensation Committee in (1) determining base salaries for executives, (2) determining the targets for total cash-based incentive compensation as a percentage of base salary, and (3) designing and determining individual equity grants for the 2012 long-term incentive plan for executives.

Radford’s recommendations with respect to base salary, cash-based incentive compensation and equity-based compensation were taken into consideration by the Compensation Committee when setting base salaries and making changes to the cash-based incentive compensation and equity-based compensation components of the executive compensation program in 2012. Neither Radford nor any of its affiliates provided any services to us in 2012 other than Radford’s services to the Compensation Committee.

Peer Group, Survey Data and Compensation Targets

With the assistance of Radford, the Compensation Committee compared our executive officers’ compensation to that of a peer group of companies. For 2012, the peer group consisted of 18 public high technology companies which were selected by Radford in 2011 and approved by the Compensation Committee based on their respective businesses, revenues, market capitalization and the number of employees. In addition to the peer group, Radford reviewed data from the Radford Global Technology Survey, which includes approximately 160 high technology companies with revenues of less than $200 million with the median revenue for the group being approximately $77 million. Both the peer group and the survey data had an effective date of January 1, 2011 and were then increased by a 3.0% annual factor based on the results of Radford’s technology industry surveys to update the previous market survey results to a common effective date of January 1, 2012. The Compensation Committee considered aggregated information taken from the Radford Executive High Technology Survey and used this information to further evaluate the compensation information of our peer group. The 18 companies included in our peer group were as follows:

•	Anaren, Inc.
•	Applied Signal Technology
•	Argon ST, Inc.
•	Astronics Corporation
•	CalAmp
•	Ditech Networks
•	DSP Group
•	EMS Technologies, Inc.
•	Environmental Tectonics Corporation
•	Globecomm Systems, Inc.
•	Herley Industries, Inc.
•	Innovative Solutions and Support, Inc.
•	Network Equipment Technologies, Inc.
•	NextWave Wireless, Inc.
•	Occam Networks, Inc.
•	PCTEL, Inc.
•	Sycamore Networks
•	Zhone Technologies

Compensation Benchmarking Relative to Market

Radford also provided the Compensation Committee with a comparison of the compensation of our executives to the compensation of executives with similar titles at the companies included in the aforementioned peer group. The assessment did not consider executive tenure, experience, skill or performance. The Radford data reviewed by the Compensation Committee included market data taken from the aforementioned peer group and the Radford Global Technology Survey (collectively, survey data), which was combined and weighted equally and then gathered at the 25th, 50th, and 75th percentiles for (1) base salaries, (2) bonus, (3) total cash compensation (base salary plus cash incentives), (4) long-term incentives (number of shares of restricted stock and stock options granted and long-term incentive value of equity-based compensation), (5) stock option equivalents as a percentage of total outstanding shares of the company, and (6) total direct compensation (total cash compensation and long-term incentives).

Historically, the Compensation Committee has generally targeted approximately the median base salary level (50th percentile) of the base salaries of executives in the survey data used by the Compensation Committee as the basis for comparison for that year. Adjustments to median base salary levels were made based on comparisons to the survey data and evaluation of other factors, such as executive tenure, experience, skill and performance relative to expectations for average performance for comparable executives, which are not reflected in the survey data. These factors reflect the value each individual brings to us through experience, education and training, our specific needs, and the individual’s past and expected future contributions to our success. Radford advised the Compensation Committee that base salary levels are considered to be competitive if they fall within 10% of the desired market position. For 2012, base salaries for our named executive officers ranged from approximately 6% below to approximately 7% above the 50th percentile for the base salary of the relevant position.

We believe that benchmarking and aligning base salaries is especially critical to a competitive compensation program. Other elements of our compensation are affected by changes in base salary. For example, our annual cash-based incentive compensation is targeted and paid out as a percentage of base salary.

Our compensation program allows executives to participate in an annual cash-based incentive compensation program. Historically, the payouts for our executives for achieving the expected level of corporate performance for the year (as a percentage of base salary) have been targeted to pay out at approximately the median (50th percentile) of payouts for executives in the survey data used by the Compensation Committee as the basis for comparison for that year. As a percentage of base salary, targets for cash-based incentive compensation to the named executive officers for 2012 were at the 50th percentile of the Radford survey data, with the exception of two individuals whose targets were approximately 5% below the 50th percentile of the survey data.

Our compensation program allows executives to receive equity incentive awards under our equity incentive plans. Our primary goal is to create long-term value for stockholders, and accordingly the Compensation Committee believes that equity incentive awards provide an additional incentive to executive officers to work to maximize stockholder value. Typically, as was the case in 2012, all named executive officers other than the CEO and Chief Financial Officer receive the same quantity of equity awards, as their roles and responsibilities have been valued at an equivalent level. The Compensation Committee believed that granting equity incentives in this manner was the best method of motivating our executive team to perform in a manner consistent with the long-term interests of our stockholders. The CEO and Chief Financial Officer typically receive larger equity awards because they have greater responsibility for achieving our long-term goals. The fair value of the equity awards granted to our CEO approximated the 50th percentile of the Radford survey data. The Chief Financial Officer was appointed in October 2012 and received an initial grant of 50,000 options. Initial equity awards associated with an executive’s date of hire are not included in our analysis of the annual executive equity awards or the Radford survey data. This initial grant was based on Radford Global Technology Survey data for Chief Financial Officer initial equity awards, which includes technology companies with revenues less than $200 million with the median revenue for the group being approximately $107 million. The fair value of the equity awards granted to all other named executive officers in 2012 was between the 25th and 50th percentile of the Radford survey data.

Radford advised the Compensation Committee that Radford considers target total direct compensation levels to be competitive if they fall within 30% of the desired market position. When taking into consideration the base salary, annual cash-based incentive compensation and the equity grants made during 2012, the total direct compensation for Martin A. Kits van Heyningen, our CEO and Chairman of the Board, was approximately 9% below the 50th percentile of the Radford survey data. The total direct compensation for Peter A. Rendall, our Chief Financial Officer, based on the value of his initial equity award and the annualized amounts of the salary and cash-based incentive compensation that he earned for his partial year of service, was at the 75th percentile of the Radford survey data. The average total direct compensation for all other named executive officers was 6% below the 50th percentile of the Radford survey data.

Base Salary

The Compensation Committee defines base salary as the annualized regular cash compensation of an employee, excluding cash bonus awards, corporate contributions to employee benefit plans, and other compensation not designated as salary. As described above, base salaries are set for our named executive officers at a meeting of our Compensation Committee which is held for that purpose in the first quarter of the year.

In establishing base salaries for our named executive officers for 2012, the Compensation Committee took into account the value each individual brings to us through experience, education and training, our specific needs, and the individual’s past and expected future contributions to our success, as well as our overall corporate performance. For 2012, the average adjustment to salaries for our named executive officers was an increase equal to 2.8% of base salary for 2011, with the largest increase equal to 2.9% of base salary for 2011. These adjustments were effective January 1, 2012.

The following summarizes some of the individual achievements of the CEO considered by the Compensation Committee for his 2012 base salary increase:

Martin Kits van Heyningen, President, Chief Executive Officer and Chairman of the Board

•	Achieved long-term VSAT broadband business goals, establishing airtime services as a major recurring source of revenue, representing approximately one-third of our total revenue in 2011.

•	Successfully developed a new corporate organizational structure that better integrates our service component with the rest of our operations to prepare for growth.

•	Continued to drive innovation in product design and new concepts. Successfully introduced a number of new products that the Compensation Committee believes were well received by the market.

In light of these factors, Mr. Kits van Heyningen received a 2.4% increase in base salary for 2012, which approximated the 50th percentile in the Radford survey data.

The following summarizes some of the individual achievements of our other named executive officers considered by the CEO in providing recommendations to the Compensation Committee for 2012 base salary increases:

Patrick J. Spratt, Chief Financial Officer

•	Supported the business, regulatory and financial planning for the mini-VSAT broadband business to facilitate achievement of our bottom-line goals.

•	Led the fiber optic gyro facility and equipment improvement plan efforts.

•	Captured substantial investment tax credit.

•	Managed the construction of our new manufacturing facility, which was completed on time and below budget.

In light of these factors, Mr. Spratt received a 2.9% increase in base salary for 2012, which approximated the 50th percentile in the Radford survey data.

Brent C. Bruun, Executive Vice President, Mobile Broadband

•

Achieved significant expansion of the mini-VSAT broadband network satellite infrastructure through the opening of our Singapore office as well as the addition of new distributors and/or wholesalers in Latin America.

•	Strengthened and extended our direct and partner sales channels, enabling access to all targeted worldwide maritime markets.

•	Achieved greater than 50% year-over-year revenue growth for the mini-VSAT broadband business.

•	Sustained our leadership position in the leisure maritime satellite television market.

In light of these factors, Mr. Bruun received a 2.9% increase in base salary for 2012, which approximated the 50th percentile in the Radford survey data.

Robert J. Balog, Senior Vice President, Engineering

•	Maintained our leadership position in the marine television market.

•	Improved the new product development process, while also managing research and development spending within budget amounts.

•	Supported fiber optic gyro research methods and engineering for increased performance and reliability while reducing the size and cost of our fiber optic gyros.

In light of these factors, Mr. Balog received a 2.9% increase in base salary for 2012, which approximated the 50th percentile in the Radford survey data.

Daniel R. Conway, Executive Vice President, Guidance and Stabilization

•	Achieved significant expansion of TACNAV product revenue capturing over $14 million in new contracts and nearly tripling revenue year-over-year.

•

Contributed to the successful expansion of our mini-VSAT Broadband service through performance on our 10 year, $42 million U.S. Coast Guard contract, and by expanding satellite hardware sales and airtime service into other U.S. and allied government and military organizations.

•	Executed on a base of multi-year, multi-million dollar contracts, with associated booked backlog across several fiscal years.

•	Positioned us for success on three major TACNAV and fiber optic gyro contracts that were eventually awarded in 2012.

In light of these factors, Mr. Conway received a 2.9% increase in base salary for 2012, which approximated the 50th percentile in the Radford survey data.

Peter A. Rendall, Chief Financial Officer

Mr. Rendall was appointed our Chief Financial Officer on October 1, 2012 at a base salary of $250,000. The base salary was based on Radford Global Technology Survey data for salaries for a chief financial officer, which includes technology companies with revenues less than $200 million with the median revenue for the group being approximately $107 million.

Annual Cash-based Incentive Compensation

Our management incentive plan is designed to reward our executives for the achievement of annual goals, principally, achievement of corporate financial goals, and, secondarily, achievement of individual goals. It is our philosophy that the executives be rewarded for their performance as a team. We believe this is important to align our executive officers’ interests with strong corporate performance and to promote cooperation among them. The executives also are rewarded for achieving individual goals set at the beginning of each year.

Formula for Cash-based Incentive Compensation

In March 2012, the Compensation Committee adopted the management incentive plan for 2012. The management incentive plan for 2012 was adopted based on our historical financial performance, planned strategic initiatives and the existing economic environment. Annual cash-based incentive compensation opportunities as a percentage of base salary were targeted at 75% of base salary for the CEO, 50% of base salary for the Chief Financial Officer (Mr. Spratt) and 40% of base salary for the other named executive officers. The Compensation Committee approved two formulas for calculating the cash-based incentive compensation with respect to the executives, one formula for the executives responsible for sales and one formula for all other executives. Under the incentive compensation formula for each sales executive for 2012, 75% of the sales executives’ target incentive compensation was tied to achievement of budgeted revenue targets. The threshold for payment was achievement of 85% of the individual’s budgeted revenue target, in which case 60% of this portion of the bonus would have been earned. The maximum bonus payment for the individual’s achievement of budgeted revenue targets would have been awarded if he had exceeded his individual budgeted revenue target by 25%, in which case the payment would have been equal to 200% of this portion of the target bonus. The remaining 25% of the target incentive compensation for each sales executive was tied to corporate performance. Corporate performance was measured by the achievement of our goals for (i) revenue and (ii) earnings before interest, taxes, depreciation, amortization, and equity-based compensation expenses, or Adjusted EBITDA. The threshold for payment of the portion of the bonus for corporate performance for the sales executives was our achievement of 85% of the Adjusted EBITDA budget, and at this level of achievement, 50% of the target bonus for corporate performance would have been earned. If we did not meet this threshold, the payment for the corporate performance portion of the bonus would have been zero. The maximum bonus payment for corporate performance would have been awarded if we had exceeded the Adjusted EBITDA budget by 25%, in which case the payment would have been 200% of the target bonus for corporate performance.

The Compensation Committee approved a formula for determining the bonus of all other named executive officers based 75% on corporate performance goals and 25% on individual performance goals. The portion of the bonus plan based on achieving corporate performance goals used a sliding scale to determine bonus amounts based on the degree of achievement of our goals for growth in 2012 in (i) revenue and (ii) Adjusted EBITDA. The portion of the bonus based on individual performance for such executives was based solely on the discretion of the Compensation Committee.

The bonus payment for corporate performance would have been 100% for all such executives if we had achieved our budgeted targets for revenue and Adjusted EBITDA. The threshold for payment of the portion of the bonus for corporate performance was our achievement of 100% of the budgeted target for revenue and 85% of the Adjusted EBITDA budget and at this level of achievement, 50% of the target bonus for corporate performance would have been earned. The maximum bonus payment for corporate performance would have been awarded if we had exceeded our budgeted targets for revenue and Adjusted EBITDA by 15% and 25%, respectively, in which case the payment would have been 233% of the target bonus for corporate performance.

Incentive Compensation Awarded

The Compensation Committee awarded incentive compensation for fiscal 2012 based on its assessment of the degree of achievement of corporate and individual performance goals for 2012. We achieved our budgeted targets for revenue and Adjusted EBITDA for 2012, resulting in a bonus payment of 101% of target for the corporate performance portion of the incentive compensation award. The Chief Financial Officer’s incentive bonus was pro-rated based on his partial year of service during 2012. For Brent C. Bruun and Daniel R. Conway, our sales executives, the portion of the incentive compensation award based on the degree of achievement of the budgeted revenue target was paid on 100% and 125% achievement, respectively. Achievement of individual performance goals for the remaining named executive officers ranged from 95% to 100%. The total cash-based incentive compensation awarded to Daniel R. Conway as a percentage of his base salary was approximately 30% above the 50th percentile of the Radford survey data because he exceeded his individual budgeted revenue target by 25%. The total cash-based incentive compensation awarded to all other named executive officers as a percentage of their base salary ranged from approximately 5% below to 5% above the 50th percentile of the Radford survey data.

Equity Incentive Program

The equity grant to our CEO in 2012 was based upon the Radford survey data for grants to other chief executive officers, the CEO’s prior performance, the value of equity awards previously granted and unvested and the importance of retaining the CEO’s services. These factors, as well as the CEO’s achievements as listed above in determining his 2012 base salary, were taken into consideration when determining the number of shares covered by the equity grant. The equity grant to our new CFO in 2012 was an initial grant when he was appointed CFO in October 2012 and was based on guidance provided by Radford. In light of Mr. Spratt’s announced plans to retire in 2012, he did not receive an equity grant in 2012. When granting equity incentives to our other named executive officers, a team approach was utilized. In 2012, as is typical, all named executive officers other than the CEO and Chief Financial Officer received the same number of equity awards, as their roles and responsibilities were valued at an equivalent level. The Compensation Committee believed that granting equity incentives in this manner was the best method of motivating our executive team to perform in a manner consistent with the long-term interests of our stockholders. The CEO and Chief Financial Officer received larger awards because they have greater responsibility for achieving our long-term goals.

Timing of Equity Grants

We typically grant equity incentives to executives in the first quarter of each fiscal year, usually in conjunction with the annual review of the individual and collective performance of our executive officers.

Historically, we have given restricted stock awards or stock options to new employees upon hire. These awards have typically been approved and granted at the first Compensation Committee meeting subsequent to the employee’s start date. The Compensation Committee determined that, as of January 1, 2011, it would no longer grant restricted stock awards or stock options to every new hire but instead would grant them to new hires on a case-by-case basis. In addition, we typically grant restricted stock awards or stock options to certain non-executive employees each year.

Exercise Price and Vesting of Equity Awards

Stock options are granted with an exercise price equal to the closing price of our common stock on the NASDAQ Global Select Market on the date of grant. Stock options granted in 2012 have a life of five years and generally vest in four equal annual installments, the first of which vests on the first anniversary of the grant date. Under this vesting schedule, the options are fully exercisable four years after the date of grant, provided that the recipient remains an employee during that period. All of the equity incentive awards granted to our named executive officers in 2012 were stock options.

Other Compensation and Perquisites

Our executive officers are eligible to receive the same health and welfare benefits that are available to other employees and a contribution to their benefit premium that is the same percentage as provided to other employees. These benefit programs include health and dental insurance, life insurance, supplemental life insurance, and long-term disability insurance, and certain other benefits. In general, our employees pay between 29% and 34% of the health insurance premium due.

We maintain an Employee Stock Purchase Plan and a tax-qualified 401(k) plan, which provides for broad-based employee participation. Under the 401(k) plan, all of our employees, including executive officers, are eligible to receive matching contributions from us. We presently match 50% of all employee 401(k) plan contributions up to 4% of salary, with a maximum annual corporate match per employee of $3,000. We do not provide defined benefit pension plans or defined contribution retirement plans to our executives or other employees other than the 401(k) plan.

We provided automobile and/or housing allowances to four named executive officers in 2012. Martin A. Kits van Heyningen’s auto allowance was $10,733 and Robert J. Balog’s was $6,000. Brent C. Bruun received $15,000 in 2012 for automobile and housing allowances. Peter A. Rendall received $3,750 in 2012 for housing allowances. No other named executive officers received any other perquisites or other personal benefits or property from us during 2012.

Equity Ownership by Executives

We do not currently have a formal stock ownership requirement for executives or any related hedging policies. However, stock ownership by executives is encouraged on a voluntary basis. Each of our executive officers holds both vested and unvested stock options and restricted stock awards to the extent shown in the table entitled “Outstanding Equity Awards as of December 31, 2012.” The Compensation Committee reviews the vested and unvested stock options and restricted stock awards held by the executives each year.

Tax and Accounting Considerations

Section 162(m) of the Internal Revenue Code limits our ability to deduct annual compensation in excess of $1,000,000 that is paid to each of our CEO and our three most highly paid executive officers (other than the CEO and the Chief Financial Officer), unless that compensation is “performance-based” within the meaning of Section 162(m) and the regulations promulgated there under. The restricted stock awards that we grant under the 2006 Plan do not qualify as performance-based compensation. We believe that all of our stock options do so qualify and therefore are not subject to the deduction limitation of Section 162(m). The salary and bonuses paid to our executive officers are not exempt from this deduction limit. Accordingly, we may be unable to deduct some of the amounts that may be recognized as ordinary income by our executive officers.

We consider tax deductibility in the design and administration of our executive officer compensation plans and programs. However, we believe that it is in the best interests of our stockholders that we retain flexibility and discretion to make compensation awards, whether or not deductible, when such awards are consistent with our strategic goals.

Rules under generally accepted accounting principles determine the manner in which we account for grants of equity-based compensation to our employees in our consolidated financial statements. Our accounting policies for equity-based compensation are further discussed in note 7 of our audited consolidated financial statements in our Form 10-K for the year ended December 31, 2012, as filed with the SEC on April 2, 2013.

SUMMARY COMPENSATION TABLE

For 2012

The following table provides information concerning the compensation earned by our CEO, each individual that served as our Chief Financial Officer during 2012 and each of our three most highly compensated executive officers other than the CEO and Chief Financial Officer (collectively, “named executive officers”) during 2012. In addition, we are providing information regarding the compensation earned by Robert W.B. Kits van Heyningen, who is a director and an immediate family member of Martin A. Kits van Heyningen, our President, Chief Executive Officer and Chairman of the Board of Directors. We are treating Robert W.B. Kits van Heyningen as a “named executive officer” for purposes of our executive compensation disclosures (other than the Compensation Discussion and Analysis) in lieu of the information that we would otherwise provide in response to the disclosure requirements for director compensation and related-party transactions.

In 2012, the salary and bonus (including the non-equity incentive plan compensation) of our named executive officers as a percentage of total compensation ranged from 64% to 73%, excluding Peter A. Rendall and Patrick J. Spratt. Mr. Rendall was appointed as our Chief Financial Officer on October 1, 2012, and his non-equity incentive plan compensation was proportionate to his period of service in 2012. Because Mr. Rendall received a substantial initial equity grant in connection with his hiring, his salary and bonus (including his non-equity incentive plan compensation) comprised approximately 21% of his total compensation for 2012. Mr. Spratt did not receive any equity awards during 2012, in light of his announced plan to retire that year. Accordingly, his salary and bonus (including his non-equity incentive plan compensation) comprised approximately 99% of his total compensation for 2012.

Name and Principal Position	Year	Salary ($)		Bonus ($)(1)		Option Awards ($)(2)	Stock Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)		All Other Compensation ($)(5)	Total ($)
Martin A. Kits van Heyningen	2012	418,637		1,000		408,196	—	316,332		13,733	1,157,898
President, Chief Executive Officer and Chairman of the Board of Directors	2011	408,825		1,000		347,350	360,000	72,055		15,882	1,205,112
	2010	395,000		1,000		—	645,850	318,469		13,240	1,373,559

Peter A. Rendall	2012	62,500	(6)	231	(6)	346,235	—	31,094	(6)	4,961	445,021
Chief Financial Officer

Brent C. Bruun	2012	238,137		1,000		122,459	—	95,493		18,000	475,089
Executive Vice President, Mobile Broadband	2011	231,426		1,000		104,205	108,000	22,911		18,000	485,542
	2010	222,525		1,000		—	193,755	95,018		18,000	530,298

Robert J. Balog	2012	243,379		1,000		122,459	—	97,595		9,000	473,433
Senior Vice President, Engineering	2011	236,520		1,000		104,205	108,000	21,760		9,000	480,485
	2010	228,522		1,000		—	193,755	84,782		9,000	517,059

Daniel R. Conway	2012	203,733		1,000		122,459	—	142,817		3,000	473,008
Executive Vice President, Guidance and Stabilization

Robert W.B. Kits van Heyningen	2012	229,112		1,000		122,459	—	79,588		3,000	435,159
Vice President, Research and Development and Director	2011	222,655		1,000		104,205	108,000	18,119		3,000	456,979
	2010	215,126		1,000		—	193,755	80,000		3,000	492,881

Patrick J. Spratt	2012	256,104	(7)	1,000	(7)	—	—	127,412	(7)	3,000	387,516
Former Chief Financial Officer	2011	277,121		1,000		173,675	180,000	33,255		3,000	668,051
	2010	269,050		1,000		—	322,925	144,614		3,000	740,589

(1)	Reflects annual holiday bonus earned and paid in 2012, 2011 and 2010.

(2)

Amounts shown do not reflect compensation actually received by the named executive officer. Instead, the amounts shown represent the aggregate grant date fair value, computed using the Black-Scholes option pricing model in accordance with Accounting Standards Codification 718, Compensation – Stock Compensation (ASC 718), of options granted during each year excluding the impact of estimated forfeitures related to service-based vesting conditions. The assumptions made to determine the value of these awards are set forth in Note 7 of our Consolidated Financial Statements included in our 2012 annual report on form 10-K, as filed with the SEC on April 2, 2013.

(3)

Amounts shown do not reflect compensation actually received by the named executive officer. Instead, the amounts shown represent the aggregate grant date fair value, computed using the closing price of our common stock on the date of grant in accordance with ASC 718, of restricted stock awards granted during each year, excluding the impact of estimated forfeitures related to service-based vesting conditions. Also included in this amount is the aggregate grant date fair value of performance-based restricted stock awards, which is based on the probable outcome of the performance conditions related to these awards as of the grant date, excluding the impact of estimated forfeitures related to service-based vesting conditions. There were no performance-based or other restricted stock awards granted during 2012. The probable outcome of the 2011 performance-based awards was estimated at 100%, and the awards paid out at 100% of the target, as the performance criterion was determined to have been met by the Compensation Committee. Therefore, stock-based compensation associated with the aggregate grant date fair value of the performance-based awards was recorded in 2011.

(4)

For 2012, the table reflects amounts that were earned under our management incentive plan for 2012 performance and that were determined and paid in March 2013. For 2011, the table reflects amounts that were earned under our management incentive plan for 2011 performance and that were determined in February 2012 and paid in March 2012. For 2010, the table reflects amounts that were earned under our management incentive plan for 2010 performance and that were determined and paid in March 2011.

(5)

Reflects the value of 401(k) matching contributions ($3,000 maximum) and auto and housing allowances. See “Compensation Discussion and Analysis—Other Compensation and Perquisites” for more information on these allowances. Named executive officers did not receive any other perquisites, personal benefits or property.

(6)	Peter A. Rendall was appointed our Chief Financial Officer on October 1, 2012. His salary, bonus and non-equity incentive plan compensation were paid in proportion to his period of service in 2012.
(7)

Patrick J. Spratt retired as our Chief Financial Officer on October 1, 2012. Mr. Spratt continued to remain a part-time employee during a transition period that ended on March 29, 2013. During the transition period, Mr. Spratt assisted with the transition of his position and performed other tasks assigned by our CEO. On November 6, 2012, our Compensation Committee approved that Mr. Spratt’s salary be reduced to $1,715 per week. Mr. Spratt remained eligible to participate in our non-equity incentive compensation plan for 2012, except that the salary amount used to calculate any payment under the incentive plan was reduced to his actual salary earned during 2012 (after giving effect to the reduced salary in effect during his part-time employment).

GRANTS OF PLAN-BASED AWARDS

For 2012

The following table provides information regarding grants of plan-based awards made to our named executive officers during 2012.

Name	Grant Date(1)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(2)			Option Awards: Number of Shares (#)(3)	Exercise Price of Option ($/Sh)	Grant Date Fair Value of Option and Stock Awards ($)(4)
		Threshold ($)	Target ($)	Maximum ($)
Martin A. Kits van Heyningen	2/28/2012	—	313,978	627,171
	2/28/2012				87,500	9.32	408,196

Peter A. Rendall	10/1/2012	—	31,250	62,422
	10/1/2012				50,000	13.78	346,235

Brent C. Bruun	2/28/2012	—	95,255	190,271
	2/28/2012				26,250	9.32	122,459

Robert J. Balog	2/28/2012	—	97,352	194,460
	2/28/2012				26,250	9.32	122,459

Daniel R. Conway	2/28/2012	—	81,493	162,783
	2/28/2012				26,250	9.32	122,459

Robert W.B. Kits van Heyningen	2/28/2012	—	80,189	160,178
	2/28/2012				26,250	9.32	122,459

Patrick J. Spratt	2/28/2012	—	128,052	255,784
					—	—	—

(1)	Reflects the date on which the grants and management incentive plan were approved by the Compensation Committee.
(2)

The amounts shown in these columns represent the executives’ annual incentive opportunity under the management incentive plan, which has both corporate performance goals and individual performance goals. There is no threshold for achievement of individual performance goals; the thresholds for achievement of corporate performance goals and sales performance goals vary by goal. All target and maximum amounts reflect executive achievement of 100% of individual performance goals. See “Compensation Discussion and Analysis—Annual Cash-based Incentive Compensation” for more information regarding this plan.

(3)

Represents the grant of non-qualified stock options under the 2003 Incentive and Non-Qualified Stock Option Plan and the 2006 Stock Incentive Plan, excluding the impact of estimated forfeitures related to service-based vesting conditions. Options represent the right to purchase shares of common stock at the price per share (equal to fair market value on the date of grant) indicated in the table. Options will vest in four equal annual installments. See “Compensation Discussion and Analysis—Equity Incentive Program” for more information regarding these grants.

(4)

Reflects the grant date fair value of stock options granted to our named executive officers computed using the Black-Scholes option pricing model on the date of grant, in accordance with ASC 718, excluding the impact of estimated forfeitures related to service-based vesting conditions. No restricted stock awards were granted to our named executive officers in 2012.

OUTSTANDING EQUITY AWARDS

As of December 31, 2012

The following table provides information concerning outstanding equity awards held by the named executive officers on December 31, 2012.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)(1)	Option Exercise Price ($)	Option Expiration Date(2)	Grant Date of Shares of Stock That Have Not Vested		Number of Shares of Stock That Have Not Vested (#)	Market Value of Shares of Stock That Have Not Vested ($)(3)
Martin A. Kits van Heyningen					3/11/2009	(4)	18,750	262,125
					3/12/2010	(4)	17,500	244,650
					8/5/2010	(5)	7,500	104,850
					2/22/2011	(4)	18,750	262,125
	12,500	37,500	14.40	2/22/2016
	—	87,500	9.32	2/28/2017

Peter A. Rendall	—	50,000	13.78	10/1/2017

Brent C. Bruun					3/11/2009	(4)	5,625	78,638
					3/12/2010	(4)	5,250	73,395
					8/5/2010	(5)	2,248	31,427
					2/22/2011	(4)	5,625	78,638
	75,000	—	8.89	8/8/2013
	3,750	11,250	14.40	2/22/2016
	—	26,250	9.32	2/28/2017

Robert J. Balog					3/11/2009	(4)	5,625	78,638
					3/12/2010	(4)	5,250	73,395
					8/5/2010	(5)	2,248	31,427
					2/22/2011	(4)	5,625	78,638
	3,750	11,250	14.40	2/22/2016
	—	26,250	9.32	2/28/2017

Daniel R. Conway					3/11/2009	(4)	5,625	78,638
					3/12/2010	(4)	5,250	73,395
					8/5/2010	(5)	2,248	31,427
					2/22/2011	(4)	5,625	78,638
	3,750	11,250	14.40	2/22/2016
	—	26,250	9.32	2/28/2017

Robert W.B. Kits van Heyningen					3/11/2009	(4)	5,625	78,638
					3/12/2010	(4)	5,250	73,395
					8/5/2010	(5)	2,248	31,427
					2/22/2011	(4)	5,625	78,638
	3,750	11,250	14.40	2/22/2016
	—	26,250	9.32	2/28/2017

Patrick J. Spratt					3/11/2009	(4)	9,375	131,063
					3/12/2010	(4)	8,750	122,325
					8/5/2010	(5)	3,749	52,411
					2/22/2011	(4)	9,375	131,063
	6,250	18,750	14.40	2/22/2016

(1)	The options vest and become exercisable in equal installments on the first four anniversaries of the grant date.

(2)	Each option was granted five years prior to the option expiration date.
(3)

Market value is calculated by multiplying the number of restricted stock awards that have not vested by $13.98, which was the closing price of our common stock on the NASDAQ Global Select Market on December 31, 2012.

(4)	The restricted stock awards vest in equal installments on the first four anniversaries of the grant date.
(5)	The restricted stock awards vest in four equal annual installments, the first of which vested on March 12, 2011.

OPTION EXERCISES AND STOCK VESTED DURING 2012

The following table provides information regarding the vesting of restricted stock awards for each of our named executive officers during 2012. No options were exercised by our named executive officers in 2012.

	Stock Awards
Name	Number of Shares Acquired on Vesting(#)	Value Realized on Vesting ($)(1)
Martin A. Kits van Heyningen	43,750	411,063
Peter A. Rendall	—	—
Brent C. Bruun	11,251	106,191
Robert J. Balog	13,126	123,328
Daniel R. Conway	13,126	123,328
Robert W.B. Kits van Heyningen	13,126	123,328
Patrick J. Spratt	21,876	205,541

(1)	Value realized is calculated by multiplying the number of restricted stock awards vested by the closing price of our common stock on the NASDAQ Global Select Market on the vesting date.

We have no pension plan or nonqualified deferred compensation plan, and accordingly the tables of pension benefits and nonqualified deferred compensation are omitted.

Director Compensation

At the first meeting of the Board of Directors following the annual meeting of stockholders, non-employee directors will automatically receive a restricted stock award of 5,000 shares of our common stock. Each restricted stock award vests in four equal quarterly installments after the date of grant.

In addition, each non-employee director who is appointed to serve on the Audit Committee of our Board of Directors will receive, on the date of his or her initial appointment, a restricted stock award of 5,000 shares of our common stock and an additional restricted stock award of 5,000 shares on each anniversary, so long as he or she continues to serve on our Audit Committee. In accordance with this policy, each of Messrs. Ain, Honey, Ryan and Trimble received a restricted stock award of 5,000 shares of common stock in August 2012, the fair value of which was $63,400 on the date of grant. Each restricted stock award will vest in four equal quarterly installments after the date of grant.

Each newly elected non-employee director will automatically receive on the date of his or her election a restricted stock award of 10,000 shares of our common stock. Each initial grant will vest in four equal quarterly installments after the date of grant. Currently, our non-employee directors are Messrs. Ain, Honey, Ryan and Trimble.

In accordance with the policy regarding automatic grants to non-employee directors, at the first meeting of the Board of Directors after the 2012 annual meeting of stockholders, each of Messrs. Ain, Honey, Ryan and Trimble received a restricted stock award of 5,000 shares of common stock, the fair value of which was $63,400 on the date of grant. Each restricted stock award vests in four equal quarterly installments after the date of grant.

We also paid our non-employee directors a $26,250 annual retainer and $2,625 for each regularly scheduled quarterly Board meeting attended during 2012.

Non-employee directors who also served as members of the Audit and Compensation Committees received an additional annual compensation of $3,150 and $2,100, respectively, except that the Chairman of each of the

Audit and Compensation Committees received annual compensation of $6,825 and $3,150, respectively during 2012. No additional cash compensation was paid for attending any other Board or Committee meetings. Directors who are employees did not receive separate fees for their services as directors.

We paid compensation to Martin A. Kits van Heyningen and Robert W.B. Kits van Heyningen as set forth in the tables entitled “Summary Compensation Table For 2012,” “Grants of Plan-Based Awards For 2012,” and “Option Exercises and Stock Vested During 2012”.

DIRECTOR COMPENSATION TABLE

For 2012

The following table provides information regarding the compensation of our directors who are not named executive officers for 2012.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)(2)
Bruce J. Ryan	47,725	126,800	174,525
Mark S. Ain	44,975	126,800	171,775
Charles R. Trimble	43,875	126,800	170,675
Stanley K. Honey	41,525	126,800	168,325

(1)

Amounts shown do not reflect compensation actually received by the director. Instead, the amounts shown represent the aggregate grant date fair value, computed using the market price on the date of grant in accordance with ASC 718, of restricted stock awards granted during 2012, excluding the effect of estimated forfeitures.

(2)

Amounts shown reflect actual cash received during 2012 as well as the aggregate grant-date fair value of stock awards granted during 2012. Refer to the “Outstanding Director Equity Awards” table for information concerning outstanding equity awards held by our non-employee directors.

OUTSTANDING DIRECTOR EQUITY AWARDS

As of December 31, 2012

The following table provides information concerning outstanding equity awards held by our directors who are not named executive officers on December 31, 2012.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date(1)	Number of Shares of Stock That Have Not Vested (#)		Market Value of Shares of Stock That Have Not Vested ($)(2)
Bruce J. Ryan					7,500	(3)	104,850
	10,000	—	8.89	8/8/2013
	5,000	—	4.25	12/12/2013
Mark S. Ain					7,500	(3)	104,850
	10,000	—	8.89	8/8/2013
	5,000	—	4.25	12/12/2013
Charles R. Trimble					7,500	(3)	104,850
	10,000	—	8.89	8/8/2013
	5,000	—	4.25	12/12/2013
Stanley K. Honey					7,500	(3)	104,850
	5,000	—	8.89	8/8/2013
	5,000	—	4.25	12/12/2013

(1)	Each option was granted five years prior to the option expiration date.
(2)	Value is calculated by multiplying the number of restricted stock awards that have not vested by $13.98, the closing price of our common stock on the NASDAQ Global Select Market on December 31, 2012.
(3)	Amounts include restricted stock awards granted on August 10, 2012 which vest in four equal quarterly installments, with the first vest date being November 10, 2012.

COMPENSATION COMMITTEE REPORT (1)

The Compensation Committee established by our Board of Directors is currently composed of Messrs. Ain, Ryan and Trimble. Our Board of Directors adopted a charter for the Compensation Committee in April 2004. Under the charter, the Compensation Committee is responsible for recommending to the Board the compensation philosophy and policies that we should follow, particularly with respect to the compensation of the members of our senior management. The Committee is responsible for reviewing and approving the compensation of our executive officers, including our Chief Executive Officer. In addition, the Board has delegated to the Committee the authority to administer, review and make recommendations with respect to our incentive compensation plans and our equity-based plans.

The Compensation Committee has submitted the following report for inclusion in this proxy statement:

Our Committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in this proxy statement. Based on our Committee’s review of, and the discussions with management with respect to the Compensation Discussion and Analysis, our Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference in our company’s annual report on Form 10-K for the fiscal year ended December 31, 2012.

Compensation Committee

Mark S. Ain (Chairman)

Bruce J. Ryan

Charles R. Trimble

(1)	The material in this report is not soliciting material, is not deemed filed with the SEC and is not incorporated by reference in any of our filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made on, before, or after the date of this proxy statement and irrespective of any incorporation language in such filing.

EQUITY COMPENSATION PLANS

The following table provides information as of December 31, 2012 regarding shares authorized for issuance under our equity compensation plans, including individual compensation arrangements.

The equity compensation plans approved by our stockholders are our Amended and Restated 2006 Stock Incentive Plan, Amended and Restated 2003 Incentive and Nonqualified Stock Option Plan, and Amended and Restated 1996 Employee Stock Purchase Plan. Under the 2006 Plan, each share issued under awards other than options will reduce the number of shares reserved for issuance by two shares (but will reduce the maximum annual number of shares that may be granted to a participant only by one share), and shares issued under options will reduce the shares reserved for issuance on a share-for-share basis. The following table does not reflect grants from January 1, 2013 through April 19, 2013 of 225,625 restricted stock awards with a weighted-average grant-date fair value of $13.71 per share. No nonqualified stock options were issued from January 1, 2013 through April 19, 2013. The restricted stock awards and stock options reflected in the table were granted on the following terms as determined by the Compensation Committee: (a) in the case of restricted stock awards, the grantee received the restricted stock award without payment of cash consideration and (b) in the case of stock options, the exercise price per share of the stock option was equal to the closing price of our common stock on the NASDAQ Global Select Market on the date of the grant, (c) the total number of shares subject to the award will vest annually in four equal installments, the first of which vests on the first anniversary of the grant date. As of December 31, 2012, we did not have any equity compensation plans not approved by our stockholders.

Equity Compensation Plan Information

as of December 31, 2012

Plan category	Number of shares to be issued upon exercise of outstanding options, warrants and rights (#)		Weighted-average exercise price of outstanding options, warrants and rights ($)	Number of shares remaining available for future issuance under equity compensation plans (excluding shares reflected in column (a)(#))
	(a)		(b)	(c)
Equity compensation plans approved by stockholders	1,077,798	(1)	10.93	1,172,439	(2)
Equity compensation plans not approved by stockholders	—		—	—

Total	1,077,798	(1)	10.93	1,172,439	(2)

(1)

Does not include 371,611 shares of restricted stock granted under the Amended and Restated 2006 Stock Incentive Plan which were not vested as of December 31, 2012 and therefore subject to forfeiture. The weighted-average grant-date fair value of these shares of restricted stock was $11.05. Any restricted stock award forfeited would be available for issuance under the Amended and Restated 2006 Stock Incentive Plan at a ratio of two available shares for each restricted stock award forfeited.

(2)

Each share issued under awards other than options will reduce the number of shares reserved for issuance by two shares (but will reduce the maximum annual number of shares that may be granted to a participant only by one share), and shares issued under options will reduce the shares reserved for issuance on a share-for-share basis. Includes 36,100 shares of common stock reserved for future issuance under our Amended and Restated 1996 Employee Stock Purchase Plan.

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

At the close of business on April 19, 2013, there were 15,510,874 shares of our common stock outstanding. On April 19, 2013, the closing price of our common stock as reported on the NASDAQ Global Select Market was $12.69 per share.

Principal stockholders

The following table provides, to the knowledge of management, information regarding the beneficial ownership of our common stock as of April 19, 2013, or as otherwise noted, by:

•	each person known by us to be the beneficial owner of more than five percent of our common stock;

•	each of our directors;

•	each executive officer named in the summary compensation table; and

•	all of our current directors and executive officers as a group.

The persons named in this table have sole voting and investment power with respect to the shares listed, except as otherwise indicated. The inclusion of shares listed as beneficially owned does not constitute an admission of beneficial ownership. Shares included in the “Right to acquire” column consist of shares that may be purchased through the exercise of options that are vested or will vest within 60 days of April 19, 2013.

	Shares beneficially owned
	Outstanding	Right to acquire	Total	Percent
5% Stockholders
Royce & Associates, LLC (1) 745 Fifth Avenue New York, NY 10151	1,562,404	—	1,562,404	10.1
Invicta Capital Management, LLC (2) 60 East 42nd Street New York, NY 10165	1,459,225	—	1,459,225	9.4
Manulife Financial Corporation (3) 200 Bloor Street East Toronto, Ontario Canada, M4W 1E5	1,141,965	—	1,141,965	7.4
BlackRock, Inc. (4) 40 East 52nd Street New York, NY 10022	906,226	—	906,226	5.9
Directors
Martin A. Kits van Heyningen (5)	560,790	47,183	607,973	3.9
Robert W.B. Kits van Heyningen	274,079	14,062	288,141	1.9
Mark S. Ain	83,246	15,000	98,246	*
Stanley K. Honey (6)	76,875	10,000	86,875	*
Charles R. Trimble	52,000	15,000	67,000	*
Bruce J. Ryan	40,000	15,000	55,000	*
Other Named Executive Officers
Brent C. Bruun	78,718	14,062	92,780	*
Daniel R. Conway (7)	57,394	14,134	71,528	*
Robert J. Balog	48,160	14,062	62,222	*
Peter A. Rendall	10,000	—	10,000	*
Patrick J. Spratt (8)	80,552	—	80,552	*
All current directors and executive officers as a group (12 persons) (9)	1,395,163	186,627	1,581,790	10.1

*	Less than one percent.
(1)

Information is based on a Schedule 13G/A filed by Royce & Associates, LLC with the SEC on January 14, 2013. The Schedule 13G/A states that Royce & Associates, LLC has sole voting and sole dispositive power for 1,562,404 shares. The Schedule 13G/A indicates that the interest of Royce Low Priced Stock Fund, a registered investment company managed by Royce & Associates, LLC, amounted to 777,804 shares, or 5.0% of our shares outstanding on April 19, 2013.

(2)

Information is based on a Schedule 13G/A filed jointly by Invicta Capital Management, LLC and Gregory Weaver on February 14, 2013. The Schedule 13G/A indicates that Mr. Weaver is the control person of Invicta Capital Management LLC and that they may be deemed to share voting and dispositive power for all 1,459,225 shares.

(3)

Information is based on a Schedule 13G/A filed by Manulife Financial Corporation with the SEC on February 13, 2013. The Schedule 13G/A states that Manulife Asset Management (US), LLC, an indirect wholly owned subsidiary of Manulife Financial Corporation, has sole voting and sole dispositive power for 1,138,102 shares and that Manulife Asset Management (North America) Limited, an indirect wholly owned subsidiary of Manulife Financial Corporation, has sole voting and dispositive power for 3,863 shares. The Schedule 13G/A indicates that the interest of John Hancock Small Cap Equity Fund, a registered investment company managed by Manulife Asset Management (US), LLC, amounted to 1,109,230 shares, or 7.2% of our shares outstanding on April 19, 2013.

(4)

Information is based on a Schedule 13G/A filed by BlackRock, Inc. with the SEC on February 5, 2013. The Schedule 13G/A states that BlackRock, Inc. has sole voting and sole dispositive power for 906,226 shares.

(5)	Includes 7,862 shares of common stock and 308 stock options held by Martin A. Kits van Heyningen’s spouse, who is our creative director.
(6)	Includes 68,000 shares of common stock held in trust of Stanley K. Honey and spouse.
(7)	Includes 2,649 shares of common stock and 72 stock options held by Daniel R. Conway’s spouse, who is a program manager for us.
(8)	Patrick J. Spratt retired as our Chief Financial Officer as of October 1, 2012.
(9)	Includes 19,432 shares of common stock held by the joint living trust of James S. Dodez and spouse and 2,529 shares of common stock held by Mr. Dodez’s spouse and children.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors and persons who beneficially own more than ten percent of our common stock to file reports of ownership and changes in ownership with the SEC. SEC regulations require executive officers, directors and greater-than-ten-percent stockholders to furnish us with copies of all Section 16(a) forms they file.

Based solely upon a review of Forms 3, 4, 5, and amendments thereto furnished to us with respect to 2012, we believe that all Section 16(a) filing requirements applicable to our executive officers, directors and greater-than-ten-percent stockholders were fulfilled in a timely manner, with three exceptions. Peter A. Rendall filed his Form 3 six days late and one Form 4 fourteen days late. Felise B. Feingold did not file a Form 4 for one transaction in December 2012. Ms. Feingold reported the transaction on the Form 5 that she filed with respect to 2012.

BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

Director independence

A majority of our directors are independent directors under the rules of the NASDAQ Stock Market. Our Board of Directors has determined that our independent directors are Messrs. Ain, Honey, Ryan and Trimble.

Board meetings

During 2012, our Board of Directors met seven times. Each incumbent director attended at least 75% of the total number of meetings held by the Board and the committees of the Board on which he served during 2012. To the extent reasonably practicable, directors are expected to attend Board meetings, meetings of committees on which they serve, and our annual meeting of stockholders. Last year, two of the six individuals then serving as directors attended the annual meeting.

Board leadership structure

Martin A. Kits van Heyningen currently serves as our President, Chief Executive Officer and Chairman of the Board. The Board has determined that, at present, combining the positions of Chairman of the Board and Chief Executive Officer serves the best interests of KVH and our shareholders. The Board believes that the CEO’s extensive knowledge of our businesses, expertise and leadership skills make him a more effective Chairman than an independent director.

The functions of the Board are carried out by the full Board, and when delegated, by the Board committees. The Board has delegated significant authority to the Audit, Compensation and Nominating and Corporate Governance Committees, each of which is comprised entirely of independent directors. The independent directors typically meet in an executive session at regularly scheduled Board meetings and additional executive sessions may be convened at any time at the request of a director.

The independent directors have designated Mr. Ain to serve as our Lead Independent Director. The Lead Independent Director will, among other functions, preside at all meetings of the Board at which the Chairman is not present and will serve as a liaison between the CEO and the independent directors. The Lead Director also presides at executive sessions of the independent directors.

Risk management

Our Board of Directors administers its risk oversight role both directly and through its Committee structure. The Board consists of only six directors, four of whom are independent directors and two of whom are members of senior management. Of the four independent directors, three serve on each of the three principal Board committees, which makes them knowledgeable about the aspects of our business under the jurisdiction of those committees. The Board’s Audit Committee meets frequently during the year and discusses with management, our chief financial officer and our independent auditor: (a) current business trends affecting us; (b) the major risk exposures that we face; (c) the steps management has taken to monitor and control these risks; and (d) the adequacy of internal controls that could significantly affect our financial statements. The Board also receives regular reports from senior management about business plans and opportunities, as well as the challenges and risks associated with implementing those plans and taking advantage of new opportunities.

Board committees

Our Board of Directors has three standing committees: the Audit Committee, the Nominating and Corporate Governance Committee and the Compensation Committee. Each member of the Audit Committee, the Nominating and Corporate Governance Committee and the Compensation Committee meets the independence requirements of the NASDAQ Stock Market for membership on the committees on which he serves. The Audit Committee, the Nominating and Corporate Governance Committee and the Compensation Committee each have the authority to retain independent advisors and consultants. We pay the fees and expenses of these advisors. Our Board of Directors has adopted a written charter for each of the Audit Committee, the Nominating and Corporate Governance Committee and the Compensation Committee. We have made each of these charters available through the Investor Relations page of our website at http://investors.kvh.com.

Audit Committee

As of December 31, 2012, our Audit Committee was composed of Messrs. Ain, Honey, Ryan, and Trimble. Our Audit Committee provides the opportunity for direct contact between our independent registered public accounting firm and members of the Board of Directors; the auditors report directly to the Committee. The Committee assists the Board in overseeing the integrity of our financial statements, our compliance with legal and regulatory requirements, our independent registered public accounting firm’s qualifications and independence, and the performance of our independent registered public accounting firm. The Committee is directly responsible for appointing, compensating, evaluating and, when necessary, terminating our independent registered public accounting firm. Our Audit Committee has established procedures for the treatment of complaints regarding accounting, internal accounting controls or auditing matters, including procedures for the confidential and anonymous submission by our employees of concerns regarding questionable accounting, internal accounting controls or auditing matters. Our Board has determined that Mr. Ryan is an Audit Committee financial expert under the rules of the SEC. Our Audit Committee met ten times during 2012.

Nominating and Corporate Governance Committee

Our Board of Directors established a Nominating and Corporate Governance Committee in February 2004. The current members of our Nominating and Corporate Governance Committee are Messrs. Ain, Honey, Ryan and Trimble. Our Nominating and Corporate Governance Committee’s responsibilities include providing recommendations to our Board of Directors regarding nominees for director and membership on the committees of our Board. An additional function of the committee is to develop corporate governance practices to recommend to our Board and to assist our Board in complying with those practices. Our Nominating and Corporate Governance Committee met once during 2012.

Compensation Committee

The Compensation Committee’s responsibilities include providing recommendations to our Board regarding the compensation levels of directors, reviewing and approving the compensation levels of executive officers, providing recommendations to our Board regarding compensation programs, administering our incentive-compensation plans and equity-based plans, authorizing grants under our stock option and incentive plans, and authorizing other equity compensation arrangements. For more information regarding the authority of the Compensation Committee, the extent of delegation by the Compensation Committee, our processes and procedures for determining executive compensation and the role of executive officers and compensation consultants in determining or recommending the amount or form of compensation for directors and executive officers, please see “Compensation Discussion and Analysis.” Our Compensation Committee met eight times during 2012. Our Compensation Committee is currently composed of Messrs. Ain, Ryan and Trimble.

Compensation Committee interlocks and insider participation

During 2012, the members of our Compensation Committee were Messrs. Ain, Ryan and Trimble. No member of our Compensation Committee has ever been an officer or employee of ours or any of our subsidiaries. None of our executive officers serves as a director or member of the compensation committee of another entity in a case where an executive officer of such other entity serves as a director of ours or a member of our Compensation Committee.

Director candidates and selection processes

The process followed by our Nominating and Corporate Governance Committee to identify and evaluate director candidates includes requests to our Board members and others for recommendations, meetings from time to time to evaluate biographical information and background materials relating to potential candidates, and interviews of selected candidates by members of the Committee and other members of our Board. The

Committee may also solicit the opinions of third parties with whom the potential candidate has had a business relationship. Once the committee is satisfied that it has collected sufficient information on which to base a judgment, the committee votes on the candidate or candidates under consideration.

In evaluating the qualifications of any candidate for director, the Committee considers, among other factors, the candidate’s depth of business experience, reputation for personal integrity, understanding of financial matters, familiarity with the periodic financial reporting process, reputation, degree of independence from management, possible conflicts of interest and willingness and ability to serve. The Committee also considers whether the candidate will add diversity to the Board, including the degree to which the candidate’s skills, experience and background complement or duplicate those of our existing directors and the long-term interests of our stockholders. In the case of incumbent directors whose terms are set to expire, the Committee also gives consideration to each director’s prior contributions to the Board. The minimum qualifications that each director must possess consist of general familiarity with fundamental financial statements, ten years of relevant business experience, no identified conflicts of interest, no convictions in a criminal proceeding during the five years prior to the date of selection and the willingness to execute and comply with our code of ethics. Although the Committee considers diversity as a factor in assessing any nomination, the Board does not have a formal policy with regard to diversity in identifying director nominees. In selecting candidates to recommend for nomination as a director, the Committee abides by our company-wide non-discrimination policy.

The Committee will consider director candidates recommended by stockholders and use the same process to evaluate candidates regardless of whether the candidates were recommended by stockholders, directors, management or others. The Committee has not adopted any particular method that stockholders must follow to make a recommendation. We suggest that stockholders make recommendations by writing to the Chairman of the Board who will in turn forward to the Nominating and Corporate Governance Committee, in care of our offices, with sufficient information about the candidate, his or her work experience, his or her qualifications for director, and his or her references as will enable the Committee to evaluate the candidacy properly. We also suggest that stockholders make their recommendations well in advance of the anticipated mailing date of our next proxy statement so as to provide our Nominating and Corporate Governance Committee an adequate opportunity to complete a thorough evaluation of the candidacy, including personal interviews. We remind stockholders of the separate requirements set forth in our by-laws for nominating individuals to serve as directors, which we discuss elsewhere in this proxy statement.

Communications with our Board of Directors

Our Board, including all of the independent directors, has established a process for facilitating stockholder communications with our Board. Stockholders wishing to communicate with our Board should send written correspondence to the attention of our corporate secretary, Felise B. Feingold, KVH Industries, Inc., 50 Enterprise Center, Middletown, RI 02842, USA, and should include with the correspondence evidence that the sender of the communication is one of our stockholders. Satisfactory evidence would include, for example, contemporaneous correspondence from a brokerage firm indicating the identity of the stockholder and the number of shares held. Our secretary will forward all mail to each member of our Board of Directors.

Code of ethics

We have adopted a code of ethics that applies to all of our directors, executive officers and employees, including our principal executive officer and principal financial and accounting officer. The code of ethics includes provisions covering compliance with laws and regulations, insider trading practices, conflicts of interest, confidentiality, protection and proper use of our assets, accounting and record keeping, fair competition and fair dealing, business gifts and entertainment, payments to government personnel and the reporting of illegal or unethical behavior. You can obtain a copy of our code of ethics through the Investor Relations page of our website at http://investors.kvh.com.

Certain relationships and related-party transactions

Except as stated below, there were no reportable related-party transactions in 2012. Under its charter, the Audit Committee of the Board of Directors is responsible for approving any proposed related-party transaction. There are at present no written or otherwise established policies or procedures for the review, approval or ratification of related-party transactions, except the statement in the Audit Committee charter noted above.

Kathleen Keating, the spouse of Mr. Martin A. Kits van Heyningen, serves as our senior director of creative and customer experience. For fiscal 2012, total individual compensation for Kathleen Keating, based on total salary, bonus, aggregate grant date fair value of stock option awards granted during the year and all other compensation, as calculated in a manner consistent with our Summary Compensation Table For 2012, was approximately $163,000.

Hendrik Kits van Heyningen, the son of Mr. Martin A. Kits van Heyningen, worked for us as an engineering intern during the summer of 2012. During this time, total compensation for Hendrik Kits van Heyningen was approximately $5,000.

Paula Conway, the wife of Mr. Daniel R. Conway, serves as a program manager for us. For fiscal 2012, total individual compensation for Paula Conway, based on total salary, bonus, aggregate grant date fair value of stock option awards granted during the year and all other compensation, as calculated in a manner consistent with our Summary Compensation Table For 2012, was approximately $135,000.

Stanley K. Honey, a director, currently serves as the Director of Technology for the America’s Cup Event Authority. In 2012, we had sales totaling $23,510 to the America’s Cup Event Authority. In assessing Mr. Honey’s independence, our Board of Directors was aware of this information and concluded that it had no impact on his independence as a director.

Mark S. Ain, a director, is a minority owner and advisor to ETS International, a ground transportation service company. In 2012, we paid ETS International $11,372 for services rendered in 2012. The Audit Committee has determined such services are reasonable, in our best interest and on terms no less favorable than could be obtained from an unrelated third party. In assessing Mr. Ain’s independence, our Board of Directors was aware of this information and concluded that it had no impact on his independence as a director.

AUDIT COMMITTEE REPORT (1)

The Board of Directors appointed an Audit Committee to monitor the integrity of our company’s consolidated financial statements, its system of internal control over financial reporting and the independence and performance of our independent registered public accounting firm. The Audit Committee also selects our company’s independent registered public accounting firm. The Audit Committee is governed by a written charter adopted by the Board of Directors.

The Audit Committee currently consists of four independent directors. Each member of the Audit Committee meets the independence requirements of the NASDAQ Stock Market for membership on the Audit Committee.

Our company’s management is responsible for the financial reporting process, including the system of internal control over financial reporting, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. Our company’s independent registered public accounting firm is responsible for auditing those consolidated financial statements and auditing the effectiveness of internal control over financial reporting. Our responsibility is to monitor and review these processes. We have relied, without independent verification, on the information provided to us and on the representations made by our company’s management and independent registered public accounting firm.

In fulfilling our oversight responsibilities, we discussed with representatives of KPMG LLP, our company’s independent registered public accounting firm for 2012, the overall scope and plans for their audit of our company’s consolidated financial statements for 2012. We met with them, with and without our company’s management present, to discuss the results of their audits of our consolidated financial statements and of our company’s internal control over financial reporting and to discuss with them the overall quality of our company’s financial reporting.

We reviewed and discussed the audited consolidated financial statements for 2012 with management and the independent registered public accounting firm.

We discussed with the independent registered public accounting firm the matters required to be discussed in accordance with auditing standards, including the statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board (United States).

We discussed with the independent registered public accounting firm the audit and non-audit services they provided to the company and other matters impacting their independence from management and we received from the independent registered public accounting firm the written disclosures required by applicable requirements of the Public Company Accounting Oversight Board ethics and independence rule, Rule 3526, Communication with Audit Committees Concerning Independence, and discussed the disclosures with them. We also considered the amount of fees they received for audit services and non-audit services.

Based on our review and these meetings, discussions and reports, and subject to the limitations on our role and responsibilities referred to above and in the Audit Committee charter, we recommended to the Board of Directors that our company’s audited consolidated financial statements for 2012 be included in our company’s annual report on Form 10-K.

The Audit Committee

Bruce J. Ryan (Chairman)

Mark S. Ain

Stanley K. Honey

Charles R. Trimble

(1)	The material in this report is not soliciting material, is not deemed filed with the SEC and is not incorporated by reference in any of our filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made on, before, or after the date of this proxy statement and irrespective of any incorporation language in such filing.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

We expect that representatives of KPMG LLP, our independent registered public accounting firm for 2012, will be present at the annual meeting. They will have an opportunity to make a statement if they wish and will be available to respond to appropriate questions from stockholders.

Fees for professional services

The following is a summary of the fees for professional services rendered by KPMG LLP for 2012 and 2011:

Fee category	Fees
	2012	2011
Audit fees (1)	$446,075	$453,174
Audit-related fees (2)	7,068	7,485
Tax fees (3)	16,000	3,185

Total fees	$469,143	$463,844

(1)

Audit fees consist of amounts billed for professional services rendered for the integrated audit of our consolidated financial statements, including compliance with Section 404 of the Sarbanes-Oxley Act of 2002 and review of the interim condensed consolidated financial statements included in quarterly reports as well as the statutory audits of our foreign locations.

(2)	Audit-related fees consist of amounts billed arising from translation of statutory statements for our Denmark location.
(3)	Tax fees consist of amounts billed arising from services rendered for tax compliance for our Singapore location and for tax advice associated with conducting business in Saudi Arabia.

We did not engage KPMG LLP to provide any tax services (other than those described above) or other services during or with respect to 2012 or 2011.

Pre-approval policies and procedures

Our Audit Committee approves each engagement for audit or non-audit services before we engage KPMG LLP to provide those services.

Our Audit Committee has not established any pre-approval policies or procedures that would allow our management to engage KPMG LLP to provide any specified services with only an obligation to notify the Audit Committee of the engagement for those services.

STOCKHOLDER PROPOSALS

Stockholder proposals for inclusion in our proxy materials relating to our 2014 annual meeting of stockholders must be received by us at our executive offices no later than December 27, 2013 or, if the date of that meeting is more than 30 calendar days before or after May 29, 2014, a reasonable time before we begin to print and mail our proxy materials with respect to that meeting.

In addition, our by-laws provide that a stockholder desiring to bring business before any meeting of stockholders or to nominate any person for election to the Board of Directors must give timely written notice to our secretary in accordance with the procedural requirements set forth in our by-laws. In the case of a regularly scheduled annual meeting, written notice must be delivered to or mailed and received at our principal executive offices not less than 60 days before the scheduled annual meeting, must describe the business to be brought before the meeting and must provide specific information about the stockholder, other supporters of the proposal, their stock ownership and their interest in the proposed business. For example, if we were to hold our 2014 annual meeting on May 7, 2014, in order to bring an item of business before the 2014 annual meeting in accordance with our by-laws, a stockholder would be required to have delivered the requisite notice of that item of business to us not later than March 8, 2014. If we hold our 2014 annual meeting before May 7, 2014, and if we give less than 70 days’ notice or prior public disclosure of the date of that meeting, then the stockholder’s notice must be delivered to or mailed and received at our principal executive offices not later than the close of business on the tenth day after the earlier of (1) the day on which we mailed notice of the date of the meeting and (2) the day on which we publicly disclosed the date of the meeting.

AVAILABLE INFORMATION

Stockholders of record on April 1, 2013 will receive a proxy statement and our annual report to stockholders, which contains detailed financial information about us. The annual report is not incorporated herein and is not deemed a part of this proxy statement.

Appendix A

KVH INDUSTRIES, INC.

FOURTH AMENDED AND RESTATED

2006 STOCK INCENTIVE PLAN

(AS AMENDED AND RESTATED ON MAY 30, 2010 AND MAY     , 2013)

SECTION 1. General Purpose of the Plan; Definitions.

The purpose of this KVH Industries, Inc. 2006 Stock Incentive Plan (the “Plan”) is to encourage and enable officers and employees of, and other persons providing services to, KVH Industries, Inc. (the “Company”) and its Affiliates to acquire a proprietary interest in the Company. It is anticipated that providing such persons with a direct stake in the Company’s welfare will assure a closer identification of their interests with those of the Company and its shareholders, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company.

The following terms shall be defined as set forth below:

“Affiliate” means a parent corporation, if any, and each subsidiary corporation of the Company, as those terms are defined in Section 424 of the Code.

“Award” or “Awards”, except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Statutory Stock Options, Restricted Stock Awards and Restricted Stock Units and Other Stock Unit Awards. Awards shall be evidenced by a written agreement (which may be in electronic form and may be electronically acknowledged and accepted by the recipient) containing such terms and conditions not inconsistent with the provisions of this Plan as the Committee shall determine.

“Board” means the Board of Directors of the Company.

“Cause” shall mean, with respect to any Award holder, a determination by the Company (including the Board) or any Affiliate that the holder’s employment or other relationship with the Company or any such Affiliate should be terminated as a result of (i) a material breach by the Award holder of any agreement to which the Award holder and the Company (or any such Affiliate) are parties, (ii) any act (other than retirement) or omission to act by the Award holder that may have a material and adverse effect on the business of the Company, such Affiliate or any other Affiliate or on the Award holder’s ability to perform services for the Company or any such Affiliate, including, without limitation, the proven or admitted commission of any crime (other than an ordinary traffic violation), or (iii) any material misconduct or material neglect of duties by the Award holder in connection with the business or affairs of the Company or any such Affiliate.

“Change of Control” shall have the meaning set forth in Section 14.

“Code” means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.

“Committee” shall have the meaning set forth in Section 2.

“Disability” means disability as set forth in Section 22(e)(3) of the Code.

“Effective Date” means the date on which the Plan is approved by the Board of Directors as set forth in Section 16.

“Eligible Person” shall have the meaning set forth in Section 4.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Fair Market Value” on any given date means the closing price per share of the Stock on such date as reported by such registered national securities exchange on which the Stock is listed, or, if the Stock is not listed on such an exchange, as quoted on the National Association of Securities Dealers Automated Quotation System, Inc. (“NASDAQ”); provided, that, if there is no trading on such date, Fair Market Value shall be deemed to be the closing price per share on the last preceding date on which the Stock was traded. If the Stock is not listed on any registered national securities exchange or quoted on NASDAQ, the Fair Market Value of the Stock shall be determined in good faith by the Committee.

“Incentive Stock Option” means any Stock Option designated and qualified as an “incentive stock option” as defined in Section 422 of the Code.

“Non-Employee Director” means any director who: (i) is not currently an officer of the Company or an Affiliate, or otherwise currently employed by the Company or an Affiliate, (ii) does not receive compensation, either directly or indirectly, from the Company or an Affiliate, for services rendered as a consultant or in any capacity other than as a director, except for an amount that does not exceed the dollar amount for which disclosure would be required pursuant to Item 404(a) of Regulation S-K promulgated by the SEC, and (iii) does not possess an interest in any other transaction for which disclosure would be required pursuant to Item 404(a) of Regulation S-K.

“Non-Statutory Stock Option” means any Stock Option that is not an Incentive Stock Option.

“Normal Retirement” means retirement in good standing from active employment with the Company and its Affiliates in accordance with the retirement policies of the Company and its Affiliates then in effect.

“Option” or “Stock Option” means any option to purchase shares of Stock granted pursuant to Section 5.

“Other Stock Unit Award” means an Award granted pursuant to Section 8.

“Outside Director” means any director who (i) is not an employee of the Company or of any “affiliated group,” as such term is defined in Section 1504(a) of the Code, which includes the Company (an “Affiliated Group Member”), (ii) is not a former employee of the Company or any Affiliated Group Member who is receiving compensation for prior services (other than benefits under a tax-qualified retirement plan) during the Company’s or any Affiliated Group Member’s taxable year, (iii) has not been an officer of the Company or any Affiliated Group Member and (iv) does not receive remuneration from the Company or any Affiliated Group Member, either directly or indirectly, in any capacity other than as a director. “Outside Director” shall be determined in accordance with Section 162(m) of the Code and the Treasury regulations issued thereunder.

“Restricted Stock Award” means an Award granted pursuant to Section 7A.

“Restricted Stock Unit” means an Award granted pursuant to Section 7B.

“SEC” means the Securities and Exchange Commission or any successor authority.

“Stock” means the common stock, $0.01 par value per share, of the Company, subject to adjustments pursuant to Section 3.

SECTION 2. Administration of Plan; Committee Authority to Select Participants and Determine Awards.

(a) Committee. It is intended that the Plan shall be administered by the Compensation Committee of the Board (the “Committee”), consisting of not less than two (2) persons each of whom qualifies as an Outside Director and a Non-Employee Director, but the authority and validity of any act taken or not taken by the Committee shall not be affected if any person administering the Plan is not an Outside Director or a Non-

Employee Director. Except as specifically reserved to the Board under the terms of the Plan, and subject to any limitations set forth in the charter of the Committee, the Committee shall have full and final authority to operate, manage and administer the Plan on behalf of the Company.

(b) Powers of Committee. The Committee shall have the power and authority to grant and modify Awards consistent with the terms of the Plan, including the power and authority:

(i) to select the persons to whom Awards may from time to time be granted;

(ii) to determine the time or times of grant, and the extent, if any, of Incentive Stock Options, Non-Statutory Stock Options, Restricted Stock Awards, Restricted Stock Units, Other Stock Unit Awards, or any combination of the foregoing, granted to any one or more participants;

(iii) to determine the number of shares to be covered by any Award;

(iv) to determine and modify the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and participants, and to approve the form of written instruments evidencing the Awards; provided, however, that no such action shall adversely affect rights under any outstanding Award without the participant’s consent;

(v) to accelerate the exercisability or vesting of all or any portion of any Award;

(vi) to extend the period in which any outstanding Stock Option may be exercised subject to the limits set forth in Section 5(b); and

(vii) to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written instruments); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.

All decisions and interpretations of the Committee shall be binding on all persons, including the Company and Plan participants. No member or former member of the Committee or the Board shall be liable for any action or determination made in good faith with respect to this Plan.

SECTION 3. Shares Issuable under the Plan; Mergers; Substitution.

(a) Shares Issuable. The maximum number of shares of Stock which may be issued in respect of Awards granted under the Plan, subject to adjustment upon changes in capitalization of the Company as provided in this Section 3, shall be 6,500,000 shares. For purposes of this limitation, the shares of Stock underlying any Awards which are forfeited, cancelled, reacquired by the Company or otherwise terminated (other than by exercise) shall be added back to the shares of Stock with respect to which Awards may be granted under the Plan at the applicable ratio specified in Section 3(b). Shares issued under the Plan may be authorized but unissued shares or shares reacquired by the Company. Notwithstanding the foregoing, shares of Stock tendered to us by a participant to exercise an Award or otherwise acquire shares, as well as shares withheld from the exercise of an Award or other acquisition of shares to cover any tax liability, shall not be added back to the shares of Stock with respect to which Awards may be granted under the Plan.

(b) Share Counting Formula. Solely for the purpose of applying the limitation in Section 3(a), and not for purposes of Section 3(c) below, each Option granted under this Plan shall reduce the number of shares available for grant by one share for every one share granted and each grant of an Award other than an Option under this Plan shall reduce the number of shares available for grant by two shares for every one share granted.

(c) Limitation on Awards. In no event may any Plan participant be granted Awards with respect to more than 120,000 shares of Stock in any calendar year. The number of shares of Stock relating to an Award granted to a

Plan participant in a calendar year that is subsequently forfeited, cancelled or otherwise terminated shall continue to count toward the foregoing limitation in such calendar year. In addition, if the exercise price of an Award is subsequently reduced, the transaction shall be deemed a cancellation of the original Award and the grant of a new one so that both transactions shall count toward the maximum shares issuable in the calendar year of each respective transaction.

(d) Stock Dividends, Mergers, etc. In the event that after approval of the Plan by the stockholders of the Company in accordance with Section 16, the Company effects a stock dividend, stock split or similar change in capitalization affecting the Stock, the Committee shall make appropriate adjustments in (i) the number and kind of shares of stock or securities with respect to which Awards may thereafter be granted (including without limitation the limitations set forth in Sections 3(a) and (b) above), (ii) the number and kind of shares remaining subject to outstanding Awards, and (iii) the option or purchase price in respect of such shares. In the event of any merger, consolidation, dissolution or liquidation of the Company, the Committee in its sole discretion may, as to any outstanding Awards, make such substitution or adjustment in the aggregate number of shares reserved for issuance under the Plan and in the number and purchase price (if any) of shares subject to such Awards as it may determine and as may be permitted by the terms of such transaction, or accelerate, amend or terminate such Awards upon such terms and conditions as it shall provide (which, in the case of the termination of the vested portion of any Award, shall require payment or other consideration which the Committee deems equitable in the circumstances), subject, however, to the provisions of Section 14.

(e) Substitute Awards. The Committee may grant Awards under the Plan in substitution for stock and stock based awards held by employees of another corporation who concurrently become employees of the Company or an Affiliate as the result of a merger or consolidation of the employing corporation with the Company or an Affiliate or the acquisition by the Company or an Affiliate of property or stock of the employing corporation. The Committee may direct that the substitute awards be granted on such terms and conditions as the Committee considers appropriate in the circumstances.

SECTION 4. Eligibility.

Awards may be granted to officers, directors and employees of, and consultants and advisers to, the Company or its Affiliates (“Eligible Persons”).

SECTION 5. Stock Options.

The Committee may grant to Eligible Persons options to purchase Stock.

Any Stock Option granted under the Plan shall be in such form as the Committee may from time to time approve.

Stock Options granted under the Plan may be either Incentive Stock Options (subject to compliance with applicable law) or Non-Statutory Stock Options. Unless otherwise so designated, an Option shall be a Non-Statutory Stock Option. To the extent that any Option does not qualify as an Incentive Stock Option, it shall constitute a Non-Statutory Stock Option.

No Incentive Stock Option shall be granted under the Plan after the tenth anniversary of the date of adoption of the Plan by the Board.

The Committee in its discretion may determine the effective date of Stock Options, provided, however, that grants of Incentive Stock Options shall be made only to persons who are, on the effective date of the grant, employees of the Company or an Affiliate. Stock Options granted pursuant to this Section 5 shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable.

(a) Exercise Price. The exercise price per share for the Stock covered by a Stock Option granted pursuant to this Section 5 shall be determined by the Committee at the time of grant but shall be not less than one hundred percent (100%) of Fair Market Value on the date of grant. If an employee owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than ten percent (10%) of the combined voting power of all classes of stock of the Company or any Affiliate and an Incentive Stock Option is granted to such employee, the option price shall be not less than one hundred ten percent (110%) of Fair Market Value on the date of grant.

(b) Option Term. The term of each Stock Option shall be fixed by the Committee, but no Stock Option shall be exercisable more than seven (7) years after the date the Option is granted. If an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than ten percent (10%) of the combined voting power of all classes of stock of the Company or any Affiliate and an Incentive Stock Option is granted to such employee, the term of such option shall be no more than five (5) years from the date of grant.

(c) Exercisability; Rights of a Shareholder. Stock Options shall become vested and exercisable at such time or times, whether or not in installments, as shall be determined by the Committee. The Committee may at any time accelerate the exercisability of all or any portion of any Stock Option. An optionee shall have the rights of a shareholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.

(d) Method of Exercise. Stock Options may be exercised in whole or in part, by delivering written notice of exercise to the Company, specifying the number of shares to be purchased. Payment of the purchase price may be made by delivery of cash or bank check or other instrument acceptable to the Committee in an amount equal to the exercise price of such Options, or, to the extent provided in the applicable Option Agreement, by one or more of the following methods:

(i) by delivery to the Company of shares of Stock having a fair market value equal in amount to the aggregate exercise price of the Options being exercised; provided , however , that an optionholder may not utilize this method of payment unless the following conditions are met:

(1) at the time the optionholder submits the outstanding shares of Stock as payment of the aggregate exercise price of the Options being exercised, the optionholder shall have provided the Company with a letter stating that (a) the optionholder does not know of any material, non-public information concerning the Company, and (b) the Company is not currently in a “blackout” period; and

(2) the transaction shall have been approved by the President of the Company or its corporate counsel on the date on which the outstanding shares of Stock are tendered as payment of the aggregate exercise price of the Options being exercised.

(ii) if the class of Stock is registered under the Exchange Act at such time, by delivery to the Company of a properly executed exercise notice along with irrevocable instructions to a broker to deliver promptly to the Company cash or a check payable and acceptable to the Company for the purchase price; provided that in the event that the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Committee shall prescribe as a condition of such payment procedure (including, in the case of an optionee who is an executive officer of the Company, such procedures and agreements as the Committee deems appropriate in order to avoid any extension of credit in the form of a personal loan to such officer). The Company need not act upon such exercise notice until the Company receives full payment of the exercise price;

(iii) by reducing the number of Option shares otherwise issuable to the optionee upon exercise of the Option by a number of shares of Stock having a fair market value equal to such aggregate exercise price of the Options being exercised; or

(iv) by any combination of such methods of payment.

The delivery of shares of Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the optionee (or a purchaser acting in his stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the Stock Option or imposed by applicable law.

(e) Non-transferability of Options. Except as the Committee may provide with respect to a Non-Statutory Stock Option, no Stock Option shall be transferable other than by will or by the laws of descent and distribution and all Stock Options shall be exercisable, during the optionee’s lifetime, only by the optionee.

(f) Annual Limit on Incentive Stock Options. To the extent required for “incentive stock option” treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the Stock with respect to which Incentive Stock Options granted under this Plan and any other plan of the Company or its Affiliates become exercisable for the first time by an optionee during any calendar year shall not exceed $100,000.

(g) Special Limits Affecting Section 16(b) Option Holders. Shares issuable upon exercise of Options granted to a person who in the opinion of the Committee may be deemed to be a director or officer of the Company within the meaning of Section 16(b) of the Exchange Act and the rules and regulations thereunder shall not be sold or disposed of until after the expiration of six months following the date of grant.

SECTION 6. [Reserved].

SECTION 7A. Restricted Stock Awards.

(a) Nature of Restricted Stock Award. The Committee in its discretion may grant Restricted Stock Awards to any Eligible Person, entitling the recipient to acquire, for such purchase price, if any, as may be determined by the Committee, shares of Stock subject to such restrictions and conditions as the Committee may determine at the time of grant (“Restricted Stock”), including continued employment and/or achievement of pre-established performance goals and objectives.

(b) Acceptance of Award. A participant who is granted Restricted Stock shall have no rights with respect to such Award unless the participant shall have accepted the Award within thirty (30) days (or such shorter date as the Committee may specify) following the award date by making payment to the Company of the specified purchase price, if any, of the shares covered by the Award and by executing and delivering to the Company a written instrument that sets forth the terms and conditions applicable to the Restricted Stock in such form as the Committee shall determine.

(c) Rights as a Shareholder. Upon complying with Section 7A(b) above, a participant shall have all the rights of a shareholder with respect to the Restricted Stock, including voting and dividend rights, subject to non-transferability restrictions and Company repurchase or forfeiture rights described in this Section 7A and subject to such other conditions contained in the written instrument evidencing the Restricted Stock. Unless the Committee shall otherwise determine, certificates, if any, evidencing shares of Restricted Stock shall remain in the possession of the Company until such shares are vested as provided in Section 7A(e) below.

(d) Restrictions. Shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein. In the event of termination of employment by the Company and its Affiliates for any reason (including death, Disability, Normal Retirement and for Cause), any shares of Restricted Stock which have not then vested shall automatically be forfeited to the Company.

(e) Vesting of Restricted Stock. The Committee at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the non-transferability of the Restricted Stock and the Company’s right of forfeiture shall lapse. Subsequent to such date or dates and/or the attainment of such pre-established performance goals, objectives and other conditions, the shares on which all restrictions have lapsed shall no longer be Restricted Stock and shall be deemed “vested.” The Committee at any time may accelerate such date or dates and otherwise waive or, subject to Section 14, amend any conditions of the Award.

(f) Waiver, Deferral and Reinvestment of Dividends. The written instrument evidencing the Restricted Stock may require or permit the immediate payment, waiver, deferral or investment of dividends paid on the Restricted Stock.

SECTION 7B. Restricted Stock Units.

(a) Nature of Restricted Stock Unit. The Committee in its discretion may grant Restricted Stock Units to any Eligible Person, entitling the recipient to acquire Restricted Stock Units (“RSU”) with a value equivalent to a share of Stock subject to such restrictions and conditions as the Committee may determine at the time of grant, including continued employment and/or achievement of pre-established performance goals and objectives.

(b) Acceptance of Award. A participant who is granted a RSU shall have no rights with respect to such Award unless the participant shall have accepted the Award within thirty (30) days (or such shorter date as the Committee may specify) following the award by executing and delivering to the Company a written instrument that sets forth the terms and conditions applicable to the RSU in such form as the Committee shall determine.

(c) Rights as a Shareholder. The holder of a RSU shall have no rights as a shareholder.

(d) Restrictions. RSUs may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein. In the event of termination of employment by the Company and its Affiliates for any reason (including death, Disability, Normal Retirement and for Cause), any RSUs which have not then vested shall automatically be forfeited to the Company.

(e) Vesting of RSUs. The Committee at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the vesting of the RSU shall be conditioned. No later than 30 days following such date or dates and/or the attainment of such pre-established performance goals, objectives and other conditions, the Company shall deliver to the participant one share of Stock for each vested RSU.

(f) Waiver, Deferral and Reinvestment of Dividends. No dividends shall be paid or accrue on any RSU.

SECTION 8. Other Stock-Based Awards.

Other Awards of shares of Stock, and other Awards that are valued in whole or in part by reference to, or are otherwise based on, shares of Stock or other property, may be granted hereunder to participants (“Other Stock Unit Awards”), including without limitation Awards entitling recipients to receive shares of Stock to be delivered in the future. Other Stock Unit Awards may be paid in shares of Stock or cash, as the Board shall determine. Subject to the provisions of the Plan, the Board shall determine the conditions of each Other Stock Unit Award, including any purchase price applicable thereto.

SECTION 9. Termination of Stock Options.

(a) Incentive Stock Options:

(i) Termination by Death. If any participant’s employment by the Company and its Affiliates terminates by reason of death, any Incentive Stock Option owned by such participant may thereafter be exercised to the extent exercisable at the date of death, by the legal representative or legatee of the participant, for a period of one year from the date of death, or until the expiration of the stated term of the Incentive Stock Option, if earlier.

(ii) Termination by Reason of Disability.

(A) Any Incentive Stock Option held by a participant whose employment by the Company and its Affiliates has terminated by reason of Disability may thereafter be exercised, to the extent it was exercisable at the time of such termination, for a period of one year from the date of such termination of employment, or until the expiration of the stated term of the Option, if earlier.

(B) The Committee shall have sole authority and discretion to determine whether a participant’s employment has been terminated by reason of Disability.

(iii) Termination for Cause. If any participant’s employment by the Company and its Affiliates has been terminated for Cause, as determined by the Committee in its sole discretion, any Incentive Stock Option held by such participant shall terminate immediately upon, and simultaneously with, termination of employment and be of no further force and effect.

(iv) Other Termination. Unless otherwise determined by the Committee, if a participant’s employment by the Company and its Affiliates terminates for any reason other than death, Disability, or for Cause, any Incentive Stock Option held by such participant may thereafter be exercised, to the extent it was exercisable on the date of termination of employment, for thirty (30) days from the date of termination of employment or until the expiration of the stated term of the Option, if earlier.

(b) Non-Statutory Stock Options. Any Non-Statutory Stock Option granted under the Plan shall contain such terms and conditions with respect to its termination as the Committee, in its discretion, may from time to time determine.

SECTION 10. Tax Withholding and Notice.

(a) Payment by Participant. Each participant shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the participant for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of any Federal, state, local and/or payroll taxes of any kind required by law to be withheld with respect to such income. The Company and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the participant.

(b) Payment in Shares. A participant may elect, with the consent of the Committee, to have such tax withholding obligation satisfied, in whole or in part, by (i) authorizing the Company to withhold from shares of Stock to be issued pursuant to an Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due with respect to such Award, or (ii) delivering to the Company a number of shares of Stock with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due.

(c) Notice of Disqualifying Disposition. Each holder of an Incentive Stock Option shall agree to notify the Company in writing immediately after making a disqualifying disposition (as defined in Section 421(b) of the Code) of any Stock purchased upon exercise of an Incentive Stock Option.

(d) With respect to any employee who is subject to Section 16 of the Exchange Act, the following additional restrictions shall apply: (i) the election to satisfy tax withholding obligations relating to an option exercise in the manner permitted by this Section 10 shall be made either (1) during the period beginning on the third business day following the date of release of quarterly or annual summary statements of sales and earnings of the Company and ending on the twelfth business day following such date, or (2) at least six months prior to the date of exercise of the Option; and (ii) the Common Stock withheld to satisfy tax withholding, if granted at the discretion of the Committee, must pertain to an Option which has been held by the employee for at least six months from the date of grant of the Option.

SECTION 11. Transfer and Leave of Absence.

For purposes of the Plan, the following events shall not be deemed a termination of employment:

(a) a transfer to the employment of the Company from an Affiliate or from the Company to an Affiliate, or from one Affiliate to another; and

(b) an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee’s right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Committee otherwise so provides in writing; provided, that the vesting date or dates of any unvested Award held by such employee shall automatically be extended by a period of time equal to the period of such approved leave of absence.

SECTION 12. Amendments and Termination.

The Board may at any time amend or discontinue the Plan and the Committee may at any time amend or cancel any outstanding Award for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect rights under any outstanding Award without the holder’s consent. Notwithstanding the foregoing, neither the Board nor the Committee shall have the power or authority to decrease the exercise price of any outstanding Stock Option, whether through amendment, cancellation and regrant, exchange or any other means, except for changes made pursuant to Section 3(c).

This Plan shall terminate as of the tenth anniversary of its effective date. The Board may terminate this Plan at any earlier time for any reason. No Award may be granted after the Plan has been terminated. No Award granted while this Plan is in effect shall be adversely altered or impaired by termination of this Plan, except upon the consent of the holder of such Award. The power of the Committee to construe and interpret this Plan and the Awards granted prior to the termination of this Plan shall continue after such termination.

SECTION 13. Status of Plan.

With respect to the portion of any Award which has not been exercised and any payments in Stock or other consideration not received by a participant, a participant shall have no rights greater than those of a general creditor of the Company unless the Committee shall otherwise expressly determine in connection with any Award or Awards.

SECTION 14. Change of Control Provisions.

(a) Upon the occurrence of a Change of Control as defined in this Section 14:

(i) subject to the provisions of clause (iii) below, after the effective date of such Change of Control, each holder of an outstanding Stock Option shall be entitled, upon exercise of such Award, to receive, in lieu of shares of Stock, shares of such stock or other securities, cash or property (or consideration based upon shares of such stock or other securities, cash or property) as the holders of shares of Stock received in connection with the Change of Control;

(ii) the Committee may accelerate, fully or in part, the time for exercise of, and waive any or all conditions and restrictions on, each unexercised and unexpired Stock Option, Restricted Stock, RSU or Other Stock Unit Award, effective upon a date prior or subsequent to the effective date of such Change of Control, as specified by the Committee; or

(iii) each outstanding Stock Option may be cancelled by the Committee as of the effective date of any such Change of Control provided that (x) prior written notice of such cancellation shall be given to each holder of such an Option and (y) each holder of such an Option shall have the right to exercise such Option to the extent that the same is then exercisable or, in full, if the Committee shall have accelerated the time for exercise of all such unexercised and unexpired Options, during the thirty (30) day period preceding the effective date of such Change of Control.

(b) “Change of Control” shall mean the occurrence of any one of the following events:

(i) any “person” (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act) becomes, after the Effective Date of this Plan, a “beneficial owner” (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company’s then outstanding securities; or

(ii) a merger or consolidation of the Company with any other corporation or other entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent entity of the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of the Company or such surviving entity (or such parent entity of such surviving entity) outstanding immediately after such merger or consolidation; or

(iii) the sale or disposition by the Company of all or substantially all of the Company’s assets; or

(iv) the stockholders of the Company approve a plan of complete liquidation of the Company.

SECTION 15. General Provisions.

(a) No Distribution; Compliance with Legal Requirements. The Committee may require each person acquiring shares pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof.

No shares of Stock shall be issued pursuant to an Award until all applicable securities laws and other legal and stock exchange requirements have been satisfied. The Committee may require the placing of such stop orders and restrictive legends on certificates, if any, for Stock and Awards as it deems appropriate.

(b) Delivery of Shares. Delivery of shares to participants under this Plan shall be deemed effected for all purposes when the Company or a stock transfer agent of the Company shall either (i) have delivered stock certificates representing the shares in the United States mail, addressed to the participant, at the participant’s last known address on file with the Company, or (ii) placed such shares in electronic form in an account in the participant’s name.

(c) Other Compensation Arrangements; No Employment Rights. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of the Plan or any Award under the Plan does not confer upon any employee any right to continued employment with the Company or any Affiliate.

(d) Lock-Up Agreement. By accepting any Award, the recipient shall be deemed to have agreed that, if so requested by the Company or by the underwriters managing any underwritten offering of the Company’s securities, the recipient will not, without the prior written consent of the Company or such underwriters, as the case may be, sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any shares subject to any such Award during the Lock-up Period, as defined below. The “Lock-Up Period” shall mean a period of time not exceeding 180 days or, if greater, such number of days as shall have been agreed to by each director and executive officer of the Company in connection with such offering in a substantially similar lock-up agreement by which each such director and executive officer is bound. If requested by the Company or such underwriters, the recipient shall enter into an agreement with such underwriters consistent with the foregoing.

SECTION 16. Effective Date of Plan.

This Plan shall become effective upon its adoption by the Company’s Board of Directors. If the Plan shall not be approved by the shareholders of the Company within twelve months following its adoption, this Plan shall terminate and be of no further force or effect.

SECTION 17. Governing Law.

This Plan shall be governed by, and construed and enforced in accordance with, the substantive laws of the State of Delaware without regard to its principles of conflicts of laws.

Appendix B

KVH INDUSTRIES, INC.

AMENDED AND RESTATED 1996 EMPLOYEE STOCK PURCHASE PLAN

(AS AMENDED FEBRUARY 6, 1996, MAY 26, 1999, MAY 23, 2001,

DECEMBER 9, 2005, MAY 24, 2006, MAY 21, 2008, MAY 20, 2009, MAY 30, 2010, AND MAY __, 2013)

1.    PURPOSE.

The KVH Industries, Inc. Amended and Restated 1996 Employee Stock Purchase Plan (the “Plan”) is intended to provide a method whereby employees of KVH Industries, Inc. (the “Company”) will have an opportunity to acquire an ownership interest (or increase an existing ownership interest) in the Company through the purchase of shares of the Common Stock of the Company. It is the intention of the Company that the Plan qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”). The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

2.    DEFINITIONS.

(a) “Board” means the Board of Directors of the Company.

(b) “Code” shall have the meaning set forth in Paragraph 1.

(c) “Committee” means the Compensation Committee of the Board.

(d) “Common Stock” means the common stock, $.01 par value per share, of the Company.

(e) “Company” shall also include any subsidiary of KVH Industries, Inc. designated as a participant in the Plan by the Board, unless the context otherwise requires.

(f) “Compensation” means, for the purpose of any Offering pursuant to this Plan, base pay in effect as of the Offering Commencement Date (as hereinafter defined). Compensation shall not include any deferred compensation other than contributions by an individual through a salary reduction agreement to a cash or deferred plan pursuant to Section 401(k) of the Code or to a cafeteria plan pursuant to Section 125 of the Code.

(g) “Employee” means any person who is customarily employed at least 20 hours per week and more than five months in a calendar year by (i) the Company or (ii) any subsidiary corporation.

(h) “Investment Accounts” shall have the meaning set forth in Paragraph 9.

(i) “Offering” shall have the meaning set forth in Paragraph 4.

(j) “Offering Commencement Date” shall have the meaning set forth in Paragraph 4.

(k) “Offering Termination Date” shall have the meaning set forth in Paragraph 4.

(l) “Plan” shall have the meaning set forth in Paragraph 1.

(m) “Subsidiary corporation” shall mean any present or future corporation which is or would constitute a “subsidiary corporation” as that term is defined in Section 425 of the Code.

3.    ELIGIBILITY.

(a) Participation in the Plan is completely voluntary. Participation in any one or more of the offerings under the Plan shall neither limit, nor require, participation in any other offering.

(b) Each employee of the Company shall be eligible to participate in the Plan on the first Offering Commencement Date, as hereafter defined, following the completion of twelve months of continuous service with the Company and/or its subsidiary corporations. Notwithstanding the foregoing, no employee shall be granted an option under the Plan:

(i) if, immediately after the grant, such employee would own stock, and/or hold outstanding options to purchase stock, possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or any subsidiary corporation; for purposes of this Paragraph the rules of Section 425(d) of the Code shall apply in determining stock ownership of any employee; or

(ii) which permits his rights to purchase stock under all Section 423 employee stock purchase plans of the Company and its subsidiary corporations to exceed $25,000 of the fair market value of the stock (determined at the time such option is granted) for each calendar year in which such option is outstanding; for purposes of this Paragraph, the rules of Section 423(b)(8) of the Code shall apply.

4.    OFFERING DATES.

The right to purchase stock hereunder shall be made available by a series of six-month offerings (the “Offering” or “Offerings”) to employees eligible in accordance with Paragraph 3 hereof. The Committee will, in its discretion, determine the applicable date of commencement (“Offering Commencement Date”) and termination date (“Offering Termination Date”) for each Offering. Participation in any one or more of the Offerings under the Plan shall neither limit, nor require, participation in any other Offering.

5.    PARTICIPATION.

Any eligible employee may become a participant by completing a payroll deduction authorization form provided by the Company and filing it with the office of the Company’s Treasurer 20 days prior to each applicable Offering Commencement Date, as determined by the Committee pursuant to Paragraph 4.

6.    PAYROLL DEDUCTIONS.

(a) At the time a participant files his authorization for a payroll deduction, he shall elect to have deductions made from his pay on each payday during any Offering in which he is a participant at a specified percentage of his Compensation as determined on the applicable Offering Commencement Date; said percentage shall be in increments of one percent up to a maximum percentage of six percent.

(b) Payroll deductions for a participant shall commence on the applicable Offering Commencement Date when his authorization for a payroll deduction becomes effective and shall end on the Offering Termination Date of the Offering to which such authorization is applicable unless sooner terminated by the participant as provided in Paragraph 10.

(c) All payroll deductions made for a participant shall be credited to his account under the Plan. A participant may not make any separate cash payment into such account.

(d) A participant may withdraw from the Plan at any time during the applicable Offering period; provided, however, that a participant who is an officer or director of the Company and who withdraws from the Plan during any Offering period will not be eligible for the grant of any subsequent option under the Plan for a period of six months.

7.    GRANTING OF OPTION.

a) On the Offering Termination Date of each Offering, a participating employee shall be deemed to have been granted an option to purchase a maximum number of shares of the Common Stock equal to an amount determined by dividing 85% of the market value per share of the Common Stock on the applicable Offering Termination Date into an amount equal to the sum of (i) the payroll deductions that have been withheld for the account of the participating employee during the applicable Offering period plus (ii) any amounts in the employee’s account on the Offering Commencement Date that have been carried forward from prior Offerings. Such market value per share of the Common Stock shall be determined as provided in clause (i) of Paragraph 7(b).

(b) The option price of the Common Stock purchased with payroll deductions made during each such Offering for a participant therein shall be 85% of the average of the bid and the asked prices as reported by the Nasdaq Stock Market in the Wall Street Journal, or, if the Common Stock is designated as a national market security by the National Association of Securities Dealers, Inc. (“NASD”) the last trading price of the Common Stock as reported by the Nasdaq National Market System in the Wall Street Journal, or, if the Common Stock is listed on an exchange the closing price of the Common Stock on the exchange on the Offering Termination Date applicable to such Offering (or on the next regular business date on which shares of the Common Stock shall be traded in the event that no shares of the Common Stock have been traded on the Offering Termination Date); or if the Common Stock is not quoted on Nasdaq, not designated as a Nasdaq national market security and not listed on an exchange, 85% of the fair market value on the Offering Termination Date as determined by the Committee.

(c) A participant who is an officer or director of the Company and who elects pursuant to Paragraph 8(a) with respect to any Offering not to exercise an option deemed to have been granted pursuant to this Paragraph 7, shall not be eligible for the grant of an option hereunder for a period of six months.

8.    EXERCISE OF OPTION.

(a) Unless a participant gives written notice to the Treasurer of the Company as hereinafter provided, his option for the purchase of Common Stock with payroll deductions made during any Offering will be deemed to have been exercised automatically on the Offering Termination Date applicable to such Offering for the purchase of the number of whole shares of Common Stock which the accumulated payroll deductions in his account at that time will purchase at the applicable option price (but not in excess of the number of shares for which options have been granted the employee pursuant to Paragraph 7(a)), and any excess in his account at that time will be returned to the Participant.

(b) Fractional shares will not be issued under the Plan and any accumulated payroll deductions which would have been used to purchase fractional shares shall be automatically carried forward to the next Offering unless the participant elects, by written notice to the Treasurer of the Company, to have the excess cash returned to him.

9.    INVESTMENT ACCOUNTS.

All shares of Common Stock purchased pursuant to Paragraph 8 shall be held in separate investment accounts (“Investment Accounts”) maintained by such brokerage house, investment banking firm, commercial bank or other such similar institution as may be selected by the Board for the participants. Each Investment Account shall be in the name of the participating employee. All dividends, if any, paid with respect to shares of Common Stock in a participant’s Investment Account shall be credited to his or her Investment Account. Each participant shall have all of the rights and privileges of a stockholder of the Company with respect to those shares purchased under the Plan and held in his or her Investment Account.

10.    WITHDRAWAL AND TERMINATION.

(a) Prior to the Offering Termination Date for an Offering, any participant may withdraw the payroll deductions credited to his account under the Plan for such Offering by giving written notice to the Treasurer of the Company. All of the participant’s payroll deductions credited to such account will be paid to him promptly after receipt of notice of withdrawal, without interest, and no future payroll deductions will be made from his pay during such offering. The Company will treat any attempt to borrow by a participant on the security of accumulated payroll deductions as an election to withdraw such deductions

(b) Except as set forth in Paragraphs 6(d) and 7(c), a participant’s election not to participate in, or withdrawal from, any Offering will not have any effect upon his eligibility to participate in any succeeding Offering or in any similar plan which may hereafter be adopted by the Company.

(c) Upon termination of the participant’s employment for any reason, including retirement but excluding death, the payroll deductions credited to his account will be returned to him, or, in the case of his death, to the person or persons entitled thereto under Paragraph 14.

(d) Upon termination of the participant’s employment because of death, his beneficiary (as defined in Paragraph 14) shall have the right to elect, by written notice given to the Company’s Treasurer prior to the expiration of a period of 90 days commencing with the date of the death of the participant, either:

(i) to withdraw all of the payroll deductions credited to the participant’s account under the Plan; or

(ii) to exercise the participant’s option for the purchase of stock on the Offering Termination Date next following the date of the participant’s death for the purchase of the number of full shares which the accumulated payroll deductions in the participant’s account at the date of the participant’s death will purchase at the applicable option price (subject to the limitation contained in Paragraph 7(a)), and any excess in such account will be returned to said beneficiary. In the event that no such written notice of election shall be duly received by the office of the Company’s Treasurer, the beneficiary shall automatically be deemed to have elected to withdraw the payroll deductions credited to the participant’s account at the date of the participant’s death and the same will be paid promptly to said beneficiary.

11.    INTEREST.

No interest will be paid or allowed on any money paid into the Plan or credited to the account of any participating employee.

12.    STOCK.

(a) The maximum number of shares of Common Stock available for issuance and purchase by employees under the Plan, subject to adjustment upon changes in capitalization of the Company as provided in Paragraph 17, shall be 650,000 shares of Common Stock, $.01 par value per share, of the Company. The maximum number of shares of Common Stock available for issuance and purchase by employees under the Plan in any Offering shall be one percent of the shares of Common Stock outstanding. If the total number of shares for which options are exercised on any Offering Termination Date in accordance with Paragraph 8 exceeds the maximum number of shares for the applicable Offering, the Company shall make a pro rata allocation of the shares available for delivery and distribution in an equitable manner, with the balances of payroll deductions credited to the account of each participant under the Plan carried forward to the next Offering or returned to the participant if he so chooses, by giving written notice to the Treasurer to this effect.

(b) The participant will have no interest in stock covered by his option until such option has been exercised.

(c) The shares of stock purchased by a participant who is an officer or director of the Company, or a beneficiary of a participant who was an officer or director of the Company pursuant to Paragraph 14 hereof, at each Offering Termination Date may not be sold or transferred by such participant or beneficiary for a period of six months following such Offering Termination Date. Certificates representing said shares of stock issued pursuant to this Plan may bear legends to that effect.

13.    ADMINISTRATION.

The Plan shall be administered by the Committee. The interpretation and construction of any provision of the Plan and adoption of rules and regulations for administering the Plan shall be made by the Committee. Determinations made by the Committee with respect to any matter or provision contained in the Plan shall be final, conclusive and binding upon the Company and upon all participants, their heirs or legal representatives. Any rule or regulation adopted by the Committee shall remain in full force and effect unless and until altered, amended, or repealed by the Committee.

14.    DESIGNATION OF BENEFICIARY.

A participant shall file with the Treasurer of the Company a written designation of a beneficiary who is to receive any Common Stock and/or cash under the Plan. Such designation of beneficiary may be changed by the participant at any time by written notice. Upon the death of a participant and upon receipt by the Company of proof of the identity and existence at the participant’s death of a beneficiary validly designated by him under the Plan, the Company shall deliver such Common Stock and/or cash to such beneficiary. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant’s death, the Company shall deliver such Common Stock and/or cash to the executor or administrator of the estate of the participant. No beneficiary shall prior to the death of the participant by whom he has been designated, acquire any interest in the Common Stock and/or cash credited to the participant under the Plan.

15.    TRANSFERABILITY.

Neither payroll deductions credited to a participant’s account nor any rights with regard to the exercise of an option or to receive Common Stock under the Plan may be assigned, transferred, pledged, or otherwise disposed of in any way by the participant other than by will or the laws of descent and distribution. Any such attempted assignment, transfer, pledge, or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Paragraph 8(b).

16.    USE OF FUNDS.

All payroll deductions received or held by the Company under this Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

17.    EFFECT OF CHANGES OF COMMON STOCK.

If the Company shall subdivide or reclassify the Common Stock which has been or may be optioned under this Plan, or shall declare thereon any dividend payable in shares of such Common Stock, or shall take any other action of a similar nature affecting such Common Stock, then the number and class of shares of Common Stock which may thereafter be optioned (in the aggregate and to any participant) shall be adjusted accordingly and in the case of each option outstanding at the time of any such action, the number and class of shares which may thereafter be purchased pursuant to such option and the option price per share shall be adjusted to such extent as may be determined by the Committee, with the approval of independent public accountants and counsel, to be necessary to preserve the rights of the holder of such option.

18.    AMENDMENT OR TERMINATION.

The Board may at any time terminate or amend the Plan. No such termination shall affect options previously granted, nor may an amendment make any change in any option theretofore granted which would adversely affect the rights of any participant holding options under the Plan.

19.    NOTICES.

All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received by the Treasurer of the Company.

20.    MERGER OR CONSOLIDATION.

If the Company shall at any time merge into or consolidate with another corporation, the holder of each option then outstanding will thereafter be entitled to receive at the next Offering Termination Date upon the exercise of such option for each share as to which such option shall be exercised, the securities or property which a holder of one share of the Common Stock was entitled to upon and at the time of such merger or consolidation. In accordance with this Paragraph and Paragraph 17, the Committee shall determine the kind and amount of such securities or property which such holder of an option shall be entitled to receive. A sale of all or substantially all of the assets of the Company shall be deemed a merger or consolidation for the foregoing purposes.

21.    APPROVAL OF STOCKHOLDERS.

The Plan is subject to the approval of the stockholders of the Company by written consent or at their next annual meeting or at any special meeting of the stockholders for which one of the purposes of such a special meeting shall be to act upon the Plan.

22.    GOVERNMENTAL AND OTHER REGULATIONS.

The Plan, and the grant and exercise of the rights to purchase shares hereunder, and the Company’s obligation to sell and deliver shares upon the exercise of rights to purchase shares, shall be subject to all applicable federal, state and foreign laws, rules and regulations, and to such approvals by any regulatory or governmental agency as may, in the opinion of counsel for the Company, be required. The Plan shall be governed by, and construed and enforced in accordance with, the provisions of Sections 421, 423 and 424 of the Code and the substantive laws of the Commonwealth of Massachusetts. In the event of any inconsistency between such provisions of the Code and any such laws, said provisions of the Code shall govern to the extent necessary to preserve favorable federal income tax treatment afforded employee stock purchase plans under Section 423 of the Code.

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on May 29, 2013.

Vote by Internet • Go to www.investorvote.com/KVHI • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website

Vote by telephone
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒	• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message

Annual Meeting Proxy Card

    IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A	Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 - 4.

1. Election of Directors:		For	Withhold				For	Withhold

	01 - Charles R. Trimble*	☐	☐	02 - Martin Kits van Heyningen*			☐	☐

*To elect two Class II Directors to a three-year term.

				For	Against	Abstain			For	Against	Abstain
2.	To approve an amendment to the KVH Industries, Inc., Amended and Restated 2006 Stock Incentive Plan to increase the number of shares issuable under the plan by 2,250,000 to 6,500,000.			☐	☐	☐	3.	To approve an amendment to the KVH Industries, Inc., Amended and Restated 1996 Employee Stock Purchase Plan to increase the number of shares of our common stock issuable under the plan by 50,000 to 650,000.	☐	☐	☐

4.	To ratify the appointment of KPMG LLP as our independent registered public accounting firm.			☐	☐	☐

B	Non-Voting Items

Change of Address — Please print new address below.	Comments — Please print your comments below.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as your name(s) appear(s) on the books of KVH Industries, Inc. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/ /

        01N31C

Dear Stockholder,

Please take note of the important information enclosed with this proxy card.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on this proxy card to indicate how you would like your shares to be voted. Then sign the card, detach it and return it in the enclosed postage-paid envelope. Alternatively, you can vote by Internet or telephone using the instructions on the back of this card.

Your vote must be received prior to the Annual Meeting of Stockholders to be held on May 29, 2013.

Thank you in advance for your prompt consideration of these matters.

Sincerely,

KVH Industries, Inc.

Important Notice Regarding the Availability of Proxy Materials

for the Annual Meeting of Stockholders to be Held on May 29, 2013

The proxy statement for the 2013 annual meeting of stockholders of KVH Industries, Inc. and the related 2012 annual report to stockholders are available on the Internet at www.kvh.com/annual. You can read, print, download and search these materials at that website. The website does not use “cookies” or other tracking devices to identify visitors. You can obtain directions to be able to attend the meeting and vote in person at www.kvh.com/annual.

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy — KVH Industries, Inc.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF KVH INDUSTRIES, INC.

A STOCKHOLDER WISHING TO VOTE IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS NEED ONLY SIGN AND DATE THIS PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE.

Proxy for Annual Meeting of Stockholders

to be held on May 29, 2013

The undersigned, revoking all prior proxies, hereby appoints Felise Feingold proxy and attorney-in-fact, with full power of substitution, to vote all shares of Common Stock of KVH Industries, Inc., which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at the offices of KVH Industries, Inc., 50 Enterprise Center, Middletown, RI 02842, on May 29, 2013, at 11:00 a.m., Eastern time, and at any adjournments or postponements thereof, upon matters set forth in the Notice of Annual Meeting and Proxy Statement dated April 25, 2013, a copy of which has been received by the undersigned, and in their discretion upon any business that may properly come before the meeting or any adjournments or postponements thereof. Attendance of the undersigned at the meeting or any adjourned or postponed session thereof will not be deemed to revoke this proxy unless the undersigned shall affirmatively indicate the intention of the undersigned to vote the shares represented hereby in person prior to the exercise of this proxy.

The shares represented by this proxy will be voted as directed. If no voting direction is given on a proposal, the shares represented by this proxy will be voted as recommended by the Board of Directors.

PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.